                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-

                       CHAMPION INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                       CHAMPION INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

LOGO
       One Champion Plaza

       Stamford, Connecticut 06921

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 1997
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Champion International Corporation will be held at One Champion Plaza, Stamford, Connecticut, on Thursday, May 15, 1997 at 9:30 a.m., for the following purposes:

      1. To elect five directors, one to serve until the 1998 Annual Meeting of Shareholders and four to serve until the 2000 Annual Meeting of Shareholders.

      2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as auditors for 1997.

      3. To consider and act upon a proposal to amend the Company's 1986 Stock Option Plan.

      4. To consider and act upon the shareholder proposals set forth in the following Proxy Statement.

      5. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting.

     Please mark, sign and return promptly the accompanying proxy so that your shares may be represented at the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By order of the Board of Directors,

Lawrence A. Fox
Vice President and Secretary
Champion International Corporation
One Champion Plaza
Stamford, Connecticut 06921

April 10, 1997

                       CHAMPION INTERNATIONAL CORPORATION
                                PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is being solicited by the Board of Directors of Champion International Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 15, 1997. A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting or by filing a revocation with the inspectors of election.

     The Company will pay the cost of this solicitation of proxies for the meeting. In addition to using the mails, officers and other employees may solicit proxies in person and by telephone and other methods of telecommunication. The Company will reimburse brokers, banks and others who are record holders of the Company's stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock. In addition, Morrow & Co., Inc., which will assist the Company in soliciting proxies, will be paid a fee estimated at $15,000.

     This Proxy Statement and the accompanying proxy are scheduled to be sent to shareholders commencing on April 10, 1997.

VOTING RIGHTS

     Only holders of record at the close of business on March 27, 1997 of the Company's Common Stock are entitled to notice of and to vote at the meeting or any adjournment thereof. At the close of business on the record date, there were outstanding 95,662,515 shares of Common Stock. Each share of Common Stock is entitled to one vote.

     Voting is on a confidential basis except in certain limited circumstances. The Company's confidential voting policy provides that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be held permanently in confidence from the Company except (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the inspectors of election to certify the results of the vote; (iii) when expressly requested by a shareholder or benefit plan participant; or (iv) in the event of a contested proxy solicitation. The Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., will tabulate the vote, and employees of the transfer agent will serve as inspectors of election. Proxies and benefit plan voting instructions are returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, are not seen by or reported to the Company.

     Directors will be elected by a plurality of the votes cast in the election of directors. Under New York law, votes withheld with respect to one or more of the nominees will not be counted as votes cast for such individuals and, accordingly, will have no effect on the outcome of the vote. Similarly, under New York law, shares which brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners ("broker non-votes"), if any, will not be counted and, accordingly, will have no effect on the outcome of the vote.

     Approval of the appointment of auditors and of the shareholder proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast on each such proposal. Under New York law, in determining whether these proposals have received the requisite number of affirmative votes, abstentions and any broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.

     Approval of the amendment of the Company's 1986 Stock Option Plan requires the affirmative vote of a majority of the Company's outstanding shares. Under New York law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and any broker non-votes will be counted and will have the same effect as a vote against the proposal.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is the only outstanding class of voting securities of the Company. The percent owned by each such person is based upon the total number of shares outstanding on the record date.

         Name and Address                 Amount and Nature        Percent
        of Beneficial Owner            of Beneficial Ownership     of Class
---------------------------------------------------------------------------
Oppenheimer Group, Inc.
Oppenheimer Tower
World Financial Center                   8,208,762 shares(1)         8.58%
New York, New York 10281(1)

Wellington Management Company, LLP
75 State Street                          7,126,800 shares(2)         7.45%
Boston, Massachusetts 02109(2)

FMR Corp.
82 Devonshire Street                     6,601,249 shares(3)         6.90%
Boston, Massachusetts 02109(3)

Ark Asset Management Co., Inc.
One New York Plaza                       4,884,300 shares(4)         5.11%
New York, New York 10004(4)
---------------------------------------------------------------------------

        (1) This information is as of December 31, 1996 and is based upon a Schedule 13G filed with the Securities and Exchange Commission by Oppenheimer Group, Inc. In its report, Oppenheimer Group, Inc. stated that (i) such shares collectively are beneficially owned by Oppenheimer Capital, Oppenheimer Financial Corp., Oppenheimer Equities, Inc., Oppenheimer Holdings, Inc. and Oppenheimer & Co., Inc. (collectively, the "Oppenheimer Companies"), and (ii) the Oppenheimer Companies collectively have shared voting and shared dispositive power with respect to all of such shares.

        (2) This information is as of December 31, 1996 and is based upon a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP. In its report, Wellington Management Company, LLP stated that (i) it has shared voting power with respect to 583,700 of such shares and shared dispositive power with respect to all of such shares, and (ii) such shares are owned by various investment advisory clients, principally Vanguard/Windsor Fund, Inc. In a Schedule 13G filed with the Securities and Exchange Commission, Vanguard/Windsor Fund, Inc., P.O. Box 2600, Valley Forge, Pennsylvania 19482, reported that as of December 31, 1996 it beneficially owned 6,300,000 shares of the Company's Common Stock, with sole voting and shared dispositive power with respect to all of such shares; such shares represented 6.59% of the outstanding Common Stock of the Company.

        (3) This information is as of December 31, 1996 and is based upon Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. In its report, FMR Corp. stated that (i) such shares collectively are beneficially owned by two subsidiaries and one former subsidiary (collectively, the "Fidelity Companies") and are held for the accounts of various clients, and (ii) the Fidelity Companies collectively have sole voting power with respect to 457,946 of such shares, sole dispositive power with respect to 6,599,099 of such shares and shared voting and dispositive power with respect to 2,150 of such shares.

        (4) This information is as of December 31, 1996 and is based upon Schedule 13G filed with the Securities and Exchange Commission by Ark Asset Management Co., Inc. In its report, Ark Asset Management Co., Inc. stated that it has sole voting power with respect to 3,655,900 of such shares and sole dispositive power with respect to all of such shares.

THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors, which is divided into three classes normally elected for three-year terms, presently consists of 12 directors.

     Ten regular meetings and one special meeting of the Board were held in 1996. Ten regular meetings are scheduled for 1997, one in each month except July and December. All directors attended at least 75% of the Board meetings and meetings of committees on which they served during 1996. The average attendance by directors at Board meetings and meetings of committees on which they served was more than 95%.

THE NOMINEES

     In accordance with the recommendation of its Committee on Board Affairs, the Board of Directors has chosen five persons as nominees for election to the Board.

     Robert A. Charpie, Walter V. Shipley and Richard E. Walton, who previously were elected by the shareholders and whose terms expire at the 1997 Annual Meeting of Shareholders, are nominees for re-election to the Board. Messrs. Shipley and Walton have been nominated for regular three-year terms expiring at the 2000 Annual Meeting. In accordance with the By-Laws, Mr. Charpie has been nominated for a one-year term expiring at the 1998 Annual Meeting.

     H. Corbin Day and Richard E. Olson were elected by the Board of Directors since the last Annual Meeting. They now are nominees for election by the shareholders for regular three-year terms expiring at the 2000 Annual Meeting.

     Lawrence G. Rawl will retire from the Board at the 1997 Annual Meeting, and the number of directors will be reduced to 11.

     If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies may be voted for another person nominated by the Board of Directors or the number of directors may be reduced accordingly. The Committee on Board Affairs does not anticipate that any of the nominees will be unavailable.

INFORMATION ON THE NOMINEES AND DIRECTORS

     The following table sets forth the names of the nominees and the directors continuing in office after the 1997 Annual Meeting, their terms of office, the years in which they first became directors of the Company and their ages.

                      Name                    Term Will Expire       First Elected a Director       Age
        -----------------------------------------------------------------------------------------------

        Lawrence A. Bossidy                         1999                       1995                 62
        Robert A. Charpie                           1998                       1975                 71
        H. Corbin Day                               2000                       1997                 59
        Alice F. Emerson                            1999                       1993                 65
        Allan E. Gotlieb                            1998                       1989                 69
        Sybil C. Mobley                             1998                       1981                 71
        Kenwood C. Nichols                          1999                       1989                 57
        Richard E. Olson                            2000                       1996                 59
        Walter V. Shipley                           2000                       1983                 61
        Richard E. Walton                           2000                       1987                 65
        John L. Weinberg                            1998                       1989                 72
        -----------------------------------------------------------------------------------------------

     Mr. Bossidy has been Chief Executive Officer of AlliedSignal Inc., a manufacturer of aerospace and automotive products and engineered materials, since 1991 and Chairman of the Board of AlliedSignal since 1992. From 1957 to 1991, he served in various executive and financial positions, including Vice Chairman and Executive Officer, at General Electric Company, a diversified services and manufacturing company. He also is a director of Merck & Co., Inc.

     Mr. Charpie served as President of Cabot Corporation, a producer of chemicals, metals, oil and gas, from 1969 to 1986 and as Chairman of the Board of Cabot from 1986 to 1988. He is Chairman of Ampersand Venture Management Corporation, a venture capital investment management firm. He also is a director of Ashland Coal, Inc.

     Mr. Day has been Chairman of the Board of Jemison Investment Co., Inc., a diversified holding company and venture capital firm, since 1988. He is a limited partner and former general partner of Goldman, Sachs & Co., which provides investment banking and financial advisory services to the Company from time to time. He also is a director of American Heritage Life Investment Corporation, Blount International, Inc. and Hughes Supply, Inc.

     Ms. Emerson is a Senior Fellow of The Andrew W. Mellon Foundation, a philanthropic institution. From 1975 until joining the Mellon Foundation in 1991, she served as President of Wheaton College in Norton, Massachusetts. She also is a director of AES Corporation, BankBoston Corp. and Eastman Kodak Company.

     Mr. Gotlieb served as Canada's Ambassador to the United States from 1981 to 1989 and as Chairman of Burson-Marsteller Canada, a public relations firm, from 1991 to 1995. He is a director of Alcan Aluminium Limited, Hollinger Inc., Peoples Jewellers Limited and Suncor Inc.

     Mrs. Mobley has been Dean of the School of Business and Industry at Florida Agricultural and Mechanical University since 1974. She also is a director of Anheuser-Busch Companies, Inc. and Dean Witter, Discover & Co.

     Mr. Nichols was elected Vice Chairman and Executive Officer of the Company in 1996. He has been Vice Chairman and a director of the Company since 1989.

     Mr. Olson was elected Chairman and Chief Executive Officer of the Company in 1996. He had been an Executive Vice President of the Company since 1987.

     Mr. Shipley is Chairman and Chief Executive Officer of The Chase Manhattan Corporation. From 1982 to 1996, he served as Chairman and Chief Executive Officer or as President of Chemical Banking Corporation, which merged with and changed its name to The Chase Manhattan Corporation in 1996. He also is a director of NYNEX Corporation and The Reader's Digest Association, Inc.

     Mr. Walton is a professor at the Harvard University Graduate School of Business Administration. He joined the Harvard Business School faculty in 1968 and specializes in organizational development and work innovation in industry.

     Mr. Weinberg is Senior Chairman of Goldman, Sachs & Co. He is the former senior partner of Goldman Sachs, having served as chairman of its Management Committee from 1984 until 1990. He also is a director of Knight-Ridder, Inc.

COMMITTEES

     The Board of Directors has four standing committees, each of which is composed entirely of outside directors. The membership and principal responsibilities of the Board committees are presented below.

         Audit Committee                                  Compensation and Stock Option Committee

         Walter V. Shipley, Chairman                      Lawrence G. Rawl, Chairman
         Richard E. Walton, Vice Chairman                 Lawrence A. Bossidy
         Alice F. Emerson                                 Robert A. Charpie
         Allan E. Gotlieb                                 John L. Weinberg
         Sybil C. Mobley

         Committee on Board Affairs                       Pension Funding and Investment Committee

         Robert A. Charpie, Chairman                      Robert A. Charpie, Chairman
         Lawrence G. Rawl                                 Alice F. Emerson
         Walter V. Shipley                                Allan E. Gotlieb
         John L. Weinberg                                 Sybil C. Mobley
                                                          Richard E. Walton

     The Audit Committee recommends to the Board of Directors the firm of independent auditors to be engaged to audit the annual consolidated financial statements of the Company; reviews the annual audit plan as proposed by the independent auditors and the fees to be paid for such services; reviews management's engagement of independent auditors to perform non-audit services and determines whether such engagement unduly influences the auditors' independence; reviews and evaluates with the independent auditors the results of the audit process; reviews and evaluates the organization, scope of activity and effectiveness of the Company's internal audit function; discusses with senior management, the independent auditors and the internal audit department their observations with respect to the Company's system of internal accounting control; performs other activities deemed by the committee to provide necessary oversight of the Company's public financial reporting process; and performs other duties assigned by the Board of Directors. The Audit Committee held two meetings in 1996.

     The Committee on Board Affairs advises the Board of Directors on possible director nominees and on policy matters concerning the composition, organization, work and affairs of the Board and its committees. Shareholders are invited to submit matters of interest relating to the Company, including possible director nominees, for the consideration of this committee by writing to it at the Company's principal executive office. The Committee on Board Affairs held three meetings in 1996.

     The Compensation and Stock Option Committee has responsibility for the compensation of officers and other key employees and for significant salary increases proposed for other employees. This committee determines general management compensation policies, makes awards under the Company's incentive compensation plans and authorizes the holding of outside directorships by Company executives. The Compensation and Stock Option Committee held five meetings and took action by unanimous written consent twice in 1996.

     The Pension Funding and Investment Committee approves the actuarial methods and assumptions used in funding the Company's pension plans, approves the investment policy and guidelines of the plans and reviews the plans' investment performance. In addition, it establishes and monitors policies with respect to the voting of stock owned by the Company's pension plans. This committee also reviews and makes recommendations on pension and employee benefit matters submitted to the Board of Directors. The Pension Funding and Investment Committee held one meeting in 1996.

DIRECTORS' COMPENSATION

     The compensation arrangements for outside directors were modified in three respects effective January 1, 1997, as discussed below. First, pensions were eliminated for current and future directors. Second, the annual retainer for services as a director was reduced from $30,000 to $22,500. Third, provision was made for the grant of Common Stock equivalent units with an annual value of $22,500. These changes were made to provide a competitive and contemporary approach to directors' compensation that includes a significant component of Company equity.

     Each director who is not an employee of the Company receives an annual retainer of $22,500 for services as a director and a fee of $1,500 for each Board meeting attended. Each committee chairman receives an annual retainer of $5,000, and committee members, including chairmen, receive a fee of $1,000 for each committee meeting attended. At each director's election, these fees are paid quarterly in cash or are deferred quarterly in the form of units equivalent to shares of the Company's Common Stock; such units accrue dividend equivalents and are paid in cash following retirement from the Board in the same manner as the stock units described in the next paragraph.

     In addition to the fees described above, each director who is not an employee of the Company receives quarterly grants of Common Stock equivalent units with an annual value of $22,500. These units accrue amounts equal to dividends paid on the Company's Common Stock, which are credited in the form of additional units. The value of all of a director's Common Stock equivalent units (whether received pursuant to the grants described in this paragraph or pursuant to any elective deferral of fees as described in the previous paragraph) is paid in cash following his or her retirement from the Board, in accordance with a schedule selected by the director, based upon the then-current price of the Company's Common Stock.

     Under the Company's Retirement Plan for Outside Directors, each non-employee director was entitled to an annual retirement benefit equal to the annual director's retainer in effect at the time of his or her retirement from the Board, subject to certain conditions and limitations. Effective January 1, 1997, the plan was amended to eliminate pension benefits for future directors and to cease the accrual of pension benefits for incumbent directors for service after January 1, 1997. In addition, each of the incumbent directors waived the right to receive his or her accrued benefit under the plan for service until January 1, 1997 in exchange for a one-time credit to a deferred account in an amount representing the present value of that accrued benefit. At each director's election, this deferred account is valued as if it were invested in the Company's Common Stock or in one or more of the funds available for investment by participants in the Company's Nonqualified Supplemental Savings Plan. The value of each director's deferred account will be paid in cash following his or her retirement from the Board in accordance with a schedule selected by the director.

     The Company provides $50,000 of group term life insurance and $200,000 of travel accident insurance to the outside directors as well as director liability insurance for all directors.

STOCK OWNERSHIP BY NOMINEES, DIRECTORS AND
NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the shares and equivalent units of the Company's Common Stock beneficially owned, as of March 31, 1997, by each nominee and director, by each of the incumbent and retired executive officers included in the Summary Compensation Table presented later in this Proxy Statement (the "named executives") and by all directors and executive officers (including the named executives) as a group.

          Name              Shares(1),(2) Share Units(3)       Total
----------------------------------------------------------------------
L. Scott Barnard               50,246           1,176           51,422
Lawrence A. Bossidy             2,000           1,480            3,480
Robert A. Charpie               7,593          32,857           40,450
H. Corbin Day                   3,000             123            3,123
Joe K. Donald                  42,299          37,235           79,534
Alice F. Emerson                  430             123              553
Mark A. Fuller, Jr.            48,387               0           48,387
Allan E. Gotlieb                1,000             123            1,123
L. C. Heist                   242,656             516          243,172
Sybil C. Mobley                   111             123              234
Kenwood C. Nichols            213,380           3,551          216,931
Richard E. Olson               39,832           3,185           43,017
Richard L. Porterfield         36,449           1,250           37,699
Lawrence G. Rawl                1,500          10,208           11,708
Walter V. Shipley               1,000           6,422            7,422
Andrew C. Sigler              236,052               0          236,052
Richard E. Walton               1,900           5,068            6,968
John L. Weinberg                5,000          13,717           18,717
All directors and
  executive officers
  (including the named
  executives) as a
  group(4)                  1,066,728         121,051        1,187,779
----------------------------------------------------------------------

        (1) This column includes shares that executive officers (including the named executives) have the right to acquire pursuant to stock options that are or will become exercisable within 60 days, as follows: Mr. Barnard - 43,900 shares; Mr. Donald - 24,000 shares; Mr. Fuller - 46,800 shares; Mr. Heist - 205,000 shares; Mr. Nichols - 182,000 shares; Mr. Olson - 24,000 shares; Mr. Porterfield - 35,000 shares; Mr. Sigler - 188,000 shares; and all executive officers (including the named executives) as a group - 859,400 shares. The table does not include 95,600 shares underlying stock options held by all executive officers as a group that are not exercisable within 60 days, nor does it include 277,000 shares underlying restricted stock units held by all executive officers as a group.

        (2) Certain directors and executive officers share voting or investment power with other persons with respect to 17,785 of such shares.

        (3) For a discussion of the Common Stock equivalent units owned by the outside directors, see "Directors' Compensation" above. For the executive officers (including the named executives), share units represent (i) matching contributions by the Company under the Nonqualified Supplemental Savings Plan in the form of Common Stock equivalent units that are settled in cash following or, under certain circumstances, prior to retirement, and (ii) annual incentive compensation that has been deferred in the form of Common Stock issuable following retirement. The value of all such share units fluctuates with the price of the Company's Common Stock.

        (4) All directors and executive officers (including the named executives) as a group beneficially own approximately 1.11% of the outstanding Common Stock of the Company. No individual director, executive officer or named executive owns more than 1%.

        ------------------------------------------------------------------------

EXECUTIVE COMPENSATION

     To provide shareholders with an understanding of the Company's executive compensation program, the following are presented below: (i) Changes to the Executive Compensation Program Beginning in 1997; (ii) the Report on 1996 Executive Compensation by the Compensation and Stock Option Committee of the Board of Directors; (iii) the Summary Compensation Table; (iv) the Option/SAR Grant Table; (v) the Option/SAR Exercise and Year-End Values Table; (vi) the Pension Plan Table; (vii) Employment and Severance Agreements; and (viii) the Comparison of Five-Year Cumulative Total Return Graph.

CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM BEGINNING IN 1997

     The Compensation and Stock Option Committee of the Board of Directors has completed a comprehensive review of the Company's incentive compensation philosophy in order to closely align executive pay with the interests of the Company's shareholders. As a result, a new incentive compensation program is in effect beginning this year.

     The objective of the new program is to increase the focus on the Company's return on capital employed ("ROCE") and on total shareholder return ("TSR").

     More specifically:

       Annual Incentive Compensation

          - Annual incentive compensation for executive officers will be influenced significantly by the Company's financial performance as measured by ROCE. This enhanced focus on ROCE will encourage more profitable asset utilization throughout the Company.

       Performance Share Plan

          - Performance share units have been granted to senior executives and other key managers. These units entitle the executives, upon earn-out, to receive shares of Common Stock. The earn-out of shares is dependent on the Company's TSR (stock price appreciation plus dividend yield) increasing, at any time within three years from the date of grant, to a value equivalent to 15% per annum compounded for three years.

          - If the TSR goal is achieved, the amount of the payout will depend on the Company's TSR, during the performance period, relative to an industry peer group. If the TSR goal is not achieved, there will be no payout.

       Stock Ownership Guidelines

          - Senior executives and other key managers will be required to attain specified levels of Common Stock ownership within a certain period.

     This new incentive compensation program will strengthen the linkage between executive pay, total shareholder return and profitable asset utilization while providing competitive compensation opportunities.

REPORT ON 1996 EXECUTIVE COMPENSATION BY THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

                                    General

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program and determines the compensation of senior management. The Committee is composed entirely of independent directors.

     The objective of the Company's executive compensation program is to attract and retain outstanding senior managers and to provide meaningful incentives for them to maximize long-term profitability and shareholder value. Accordingly, a substantial portion of each executive's compensation in 1996 was dependent upon Company financial and operating performance, individual performance and appreciation of the Company's Common Stock. Reference is made to "Changes to the Executive Compensation Program Beginning in 1997" above for a description of various changes to the compensation program for senior executives beginning in 1997.

     The decisions of the Committee with regard to executive compensation are made in the context of competitive conditions. The Committee reviews summaries of surveys prepared by outside compensation consultants with respect to the compensation levels of approximately 15 other large companies in the forest products industry (the "Forest Products Group") and approximately 300 large industrial companies (the "General Industrial Group"). Since the Company competes for executive talent with companies other than its principal business competitors, the comparative groups for executive compensation purposes are broader than the principal business competitor group represented in the Comparison of Five-Year Cumulative Total Return Graph below.

     The three principal components of the Company's executive compensation program in 1996 were salary, annual incentive compensation and long-term, equity-based compensation (primarily stock options). As discussed below, each of these components serves a somewhat different purpose in motivating executives to maximize profitability and shareholder value.

                                     Salary

     Salary is intended to provide a competitive base level of compensation. Salary ranges for executive officers are targeted to approximate the 75th percentile of the Forest Products Group and the median of the General Industrial Group for substantially similar positions. The annual salary increase, if any, for each executive officer is based upon his individual performance and position in his salary range. The Committee's evaluation of individual performance typically includes an assessment of, among other factors, the executive's managerial skills, leadership qualities and strategic planning capabilities.

     In January 1996, each of the Company's executive officers received a salary increase, determined as described above, except Messrs. Heist and Sigler, who retired during the year. In addition, the salaries of Messrs. Barnard, Donald, Nichols and Olson were increased later in 1996 to reflect their respective promotions and assumption of additional responsibilities.

                         Annual Incentive Compensation

     The primary purpose of annual incentive compensation is to motivate senior managers, through short-term (one-year) incentives and rewards, to maximize the Company's financial and operating performance.

     Annual incentive compensation for executive officers is designed so that, upon the attainment of targeted performance levels, total annual cash compensation for substantially similar positions approximates the 75th percentile of the Forest Products Group and the median of the General Industrial Group. Actual incentive award amounts each year are at, above or below the designed level depending upon whether performance in that year is at, above or below targeted levels. In 1996, the incentive award for each incumbent executive officer was based upon the following three performance measures: (i) the Company's earnings per share in relation to objectives established at the beginning of the year; (ii) the Company's operating performance in relation to objectives established at the beginning of the year for profit from operations; productivity; cost-containment; working capital management; and product quality, organizational development and safety; and (iii) the executive's individual performance. The two Company performance measures had substantially greater weight than the individual performance measure in determining annual incentive awards.

     The performance criteria described above resulted in the incentive awards for 1996 set forth in the bonus column of the Summary Compensation Table below for Mr. Olson and each of the other four most highly compensated incumbent executive officers. The awards for all of the executive officers except Mr. Olson declined substantially from 1995, primarily as the result of the Company's lower earnings per share. Mr. Olson's award of $700,000 did not reflect as significant a decline because of the increase in his targeted level of annual incentive compensation resulting from his promotion to the office of Chairman and Chief Executive Officer. In the case of the executive officers who retired in 1996, including Messrs. Fuller, Heist and Sigler, awards were determined primarily on the basis of criteria other than the performance measures described above, including their significant contributions to the major transition in the Company's management in 1996 and their many years of outstanding, dedicated service to the Company.

                      Long-Term, Equity-Based Compensation

     The Company's long-term, equity-based compensation for executive officers in 1996 consisted principally of stock options with tandem stock appreciation rights. The primary purpose of stock options is to motivate senior managers to maximize shareholder value. Options provide value to executives only when the Company's shareholders benefit from appreciation in the price of the Company's Common Stock.

     Stock options are granted primarily as an incentive for the future rather than as a reward for the past. Consequently, the size of the annual option award is a function of the executive's grade level and does not vary with Company performance. The size of the annual award is not affected by the number of options previously granted to, or held at the time by, an executive.

     Annual stock option grants for executive officers are targeted at the median of the Forest Products Group and the General Industrial Group for substantially similar positions. The number of options granted to Mr. Olson in 1996 reflects his former position as an Executive Vice President, since options in 1996 were granted prior to his promotion. No options were granted in 1996 to the executive officers who retired during the year, including Messrs. Fuller, Heist and Sigler.

     In connection with the major management transition in 1996, the Committee made a special grant of restricted stock units to a limited number of executives, including certain executive officers, whose contributions are considered to be particularly important to the Company's long-term success. These units vest in installments over a six-year period, provided that the executive remains in the Company's employ until each vesting date. The purpose of the grant is twofold: to promote the retention of these key executives as part of the Company's new management team, and to further align their interests with those of the Company's shareholders through equity-based awards. The value on the date of grant of the shares of Common Stock underlying the restricted stock units awarded to Mr. Olson and each of the other four most highly compensated incumbent executive officers is set forth in the restricted stock units column of the Summary Compensation Table below.

                   Deduction Limit for Executive Compensation

     For federal income tax purposes, public companies may not deduct compensation in excess of $1 million paid in any year to any individual who, at the end of the taxable year, is the Chief Executive Officer or one of the other four most highly compensated executive officers. However, compensation that is deferred until retirement or is paid solely on account of the attainment of objective performance goals is not subject to the $1 million deduction limit.

     Compensation attributable to the exercise of stock options and stock appreciation rights is fully deductible by the Company at the present time under the transition provisions of the applicable tax regulations. The Company is submitting to shareholders at the 1997 Annual Meeting an amendment to its stock option plan that would allow the Company to continue to fully deduct such compensation. In addition, as the result of the deferral provisions of the Company's restricted stock unit awards, no loss of deductions is anticipated upon the vesting of those units.

     Since annual incentive compensation awards are not paid solely upon the attainment of objective performance goals, the deduction limit does apply to such awards. However, the impact of the loss of deductions resulting from the deduction limit was not material to the Company in 1996 and is not expected to be material to the Company in 1997. The Committee believes that the purposes of the Company's executive compensation program are better served by basing annual incentive compensation on a combination of Company performance goals and individual performance evaluations rather than exclusively on mechanistic criteria that allow no opportunity for Committee judgment regarding important intangible factors.

             ------------------------------------------------------

                    Compensation and Stock Option Committee

                           Lawrence G. Rawl, Chairman
                              Lawrence A. Bossidy
                               Robert A. Charpie
                                John L. Weinberg

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for 1994, 1995 and 1996 of each of the named executives.

                           Summary Compensation Table

                                    ----------------------------------------------------------------
                                                                                  Long-Term
                                             Annual Compensation             Compensation Awards
                                    -----------------------------------------------------------------------------
                                                                 Other                  Securities       All
Name and                                                        Annual     Restricted   Underlying      Other
Principal                                                       Compen-      Stock       Options/      Compen-
Position                     Year      Salary        Bonus     sation(4)    Units(5)      SARs(6)     sation(7)
                                         ($)          ($)         ($)         ($)           (#)          ($)
-----------------------------------------------------------------------------------------------------------------
  Richard E. Olson,          1996    $  587,500    $  700,000   $ 10,338    $2,212,500      12,000      $167,502
  Chairman and               1995       380,000       726,000      2,677         0          12,000        52,180
  Chief Executive
  Officer(1)                 1994       356,000       185,000        983         0          12,000        74,541
-------------------------------------- --------------------------------------------------------------------------
  Kenwood C. Nichols,        1996       600,000       550,000      1,198     1,991,250      28,000       163,542
  Vice Chairman and          1995       500,000     1,049,000      4,674         0          28,000       106,400
  Executive Officer(2)       1994       465,000       285,000      1,464         0          28,000       107,944
-----------------------------------------------------------------------------------------------------------------
  Joe K. Donald,             1996       413,333       261,400     15,414     1,770,000      12,000       138,173
  Executive Vice             1995       350,000       726,000      2,035         0          12,000        49,825
  President                  1994       315,000       185,000      1,604         0          12,000        83,850
-----------------------------------------------------------------------------------------------------------------
  L. Scott Barnard,          1996       366,667       261,400     14,736     1,770,000      10,000        99,102
  Executive Vice             1995       275,000       637,000      1,772         0           8,000        38,342
  President                  1994       242,000       135,000      1,391         0           8,000        77,280
-----------------------------------------------------------------------------------------------------------------
  Richard L. Porterfield,    1996       350,000       229,400        669     1,416,000      10,000        87,921
  Executive Vice             1995       300,000       637,000      1,287         0          10,000        43,733
  President                  1994       272,000       165,000      1,094         0          10,000        62,585
-----------------------------------------------------------------------------------------------------------------
  Andrew C. Sigler,          1996     1,000,000     1,750,000    471,748         0             0         851,861
  Retired Chairman and       1995     1,000,000     2,530,000      3,555         0          50,000       138,000
  Chief Executive
  Officer(3)                 1994       925,000       600,000     12,463         0          50,000        29,516
-----------------------------------------------------------------------------------------------------------------
  L. C. Heist,               1996       625,000     1,100,000    228,458         0             0         366,020
  Retired President and      1995       625,000     1,438,000      3,716         0          35,000        81,508
  Chief Operating
  Officer(3)                 1994       575,000       375,000      6,725         0          35,000       118,239
-----------------------------------------------------------------------------------------------------------------
  Mark A. Fuller, Jr.,       1996       375,000       300,000     49,439         0             0         206,839
  Retired Executive          1995       350,000       655,000      4,024         0          12,000        62,593
  Vice President(3)          1994       334,000       175,000      6,574         0          12,000        52,790
-----------------------------------------------------------------------------------------------------------------

(1) Mr. Olson was elected Chairman and Chief Executive Officer in 1996. He had been an Executive Vice President since 1987.

(2) Mr. Nichols was elected Vice Chairman and Executive Officer in 1996. He has been Vice Chairman since 1989.

(3) Mr. Fuller retired as an executive officer effective September 1, 1996. Messrs. Heist and Sigler retired as executive officers effective October 1, 1996.

(4) The amounts in this column represent certain tax payments made by the Company on behalf of the named executives.

(5) In connection with the major transition in the Company's management in 1996, a special award of restricted stock units was made to a limited number of executives whose contributions are considered to be particularly important to the Company's long-term success. Each unit entitles the holder to receive one share of the Company's Common Stock when the unit vests, subject to the right of the Compensation and Stock Option Committee of the Board of Directors to defer the issuance of shares until the termination of the holder's employment. The amounts in this column represent the market value on the award date of the shares underlying the awards made to the named executives. The restricted stock units will vest as follows if the holder is employed by the Company on the applicable vesting date: 30% on August 15, 1998; 30% on August 15, 2000; and 40% on August 15, 2002. Dividend equivalents are not paid or credited with respect to the units for any period prior to their vesting. The total number of restricted stock units that were awarded to and were held at year-end 1996 by each of the named executives, and the market value at year-end 1996 of the shares underlying those awards, were as follows: Mr. Olson - 50,000 units ($2,162,500); Mr. Nichols - 45,000 units ($1,946,250); Mr. Donald - 40,000 units ($1,730,000);
    Mr. Barnard - 40,000 units ($1,730,000); and Mr. Porterfield - 32,000 units ($1,384,000).

(6) The numbers in this column represent shares underlying options to purchase Common Stock. Each such option has a tandem stock appreciation right ("SAR"). To the extent that a stock option or an SAR is exercised, the tandem grant is canceled.

(7) The amounts in this column for 1996 include matching contributions by the Company to accounts under the Savings Plan for Salaried Employees and the Nonqualified Supplemental Savings Plan, as follows: Mr. Olson - $68,442; Mr. Nichols - $49,470; Mr. Donald - $55,556; Mr. Barnard - $30,110; Mr.
    Porterfield - $29,610; Mr. Sigler - $247,467; Mr. Heist - $94,890; and Mr. Fuller - $39,900. Company contributions are invested in shares of the Company's Common Stock under the Savings Plan for Salaried Employees, which is funded, and are made in units equivalent to shares of the Company's Common Stock under the Nonqualified Supplemental Savings Plan, which is unfunded.

    The amounts in this column for 1996 for the retired named executives include vacation pay for 1997 that was earned and paid in 1996, as follows: Mr. Sigler - $115,385; Mr. Heist - $72,115; and Mr. Fuller - $43,269.

    The balance of the amounts in this column for 1996 represents premiums paid by the Company under the Company's Executive Life Insurance Plan. All employees who are above a certain compensation grade level, including all of the executive officers, participate in this plan.

OPTION/SAR GRANT TABLE

     The following table sets forth information concerning the grant of stock options and tandem SARs to each of the named executives in 1996.

                           Option/SAR Grants in 1996

                                             Individual Grants                         Potential Realizable
                         ---------------------------------------------------------             Value
                         Number of                                                    at Assumed Annual Rates
                         Securities    % of Total                                               of
                         Underlying     Options/                                     Stock Price Appreciation
                          Options/        SARs       Exercise                           for Option Term(4)
                            SARs       Granted to     or Base                        -------------------------
                         Granted(1)     Employees    Price(3)        Expiration         5%             10%
Name                        (#)        in 1996(2)     ($/Sh)            Date            ($)            ($)
--------------------------------------------------------------------------------------------------------------
Richard E. Olson           12,000       2.2%/ 8.6%    $46.625       March 20, 2006    $351,867      $  891,699
Kenwood C. Nichols         28,000       5.0%/20.1%     46.625       March 20, 2006     821,022       2,080,631
Joe K. Donald              12,000       2.2%/ 8.6%     46.625       March 20, 2006     351,867         891,699
L. Scott Barnard           10,000       1.8%/ 7.2%     46.625       March 20, 2006     293,222         743,082
Richard L. Porterfield     10,000       1.8%/ 7.2%     46.625       March 20, 2006     293,222         743,082
Andrew C. Sigler             0              0           --                 --            --              --
L. C. Heist                  0              0           --                 --            --              --
Mark A. Fuller, Jr.          0              0           --                 --            --              --
--------------------------------------------------------------------------------------------------------------

(1) The numbers in this column represent shares underlying options to purchase Common Stock. Each such option has a tandem SAR. To the extent that a stock option or an SAR is exercised, the tandem grant is canceled.

    All of the stock options and tandem SARs awarded to the named executives last year were granted on March 20, 1996 and became exercisable on March 20, 1997, provided the optionee remained in the Company's employ until that date. Although the Compensation and Stock Option Committee of the Board of Directors had the authority to permit the exercise of those stock options and tandem SARs at any time prior to March 20, 1997 upon its determination of the existence of a special or extraordinary situation, it did not exercise this authority.

    Reference is made to "Employment and Severance Agreements" below for a description of the cash settlement of stock options and tandem SARs held by the named executives upon any termination of employment without cause within three years after a change in control of the Company.

(2) In this column, for each of the named executives: (i) the number on the left is the percent of the total stock option grants to employees in 1996 represented by the stock option grant to such named executive; and (ii) the number on the right is the percent of the total tandem SAR grants to employees in 1996 represented by the tandem SAR grant to such named executive. Tandem SARs were granted only to certain optionees, including all of the executive officers, in 1996.

(3) The exercise price is 100% of the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price may be paid in cash or in shares of the Company's Common Stock valued at their fair market value on the date of exercise.

(4) At the end of the term of the options granted in 1996, the price of a share of the Company's Common Stock would be $75.95 at an assumed annual appreciation rate of 5% and $120.93 at an assumed annual appreciation rate of 10%. Gains to all shareholders at those assumed annual appreciation rates would be approximately $2.8 billion and $7.1 billion, respectively, over the term of the 1996 options.
--------------------------------------------------------------------------------

OPTION/SAR EXERCISE AND YEAR-END VALUES TABLE

     The following table sets forth information with respect to each of the named executives concerning the exercise of stock options and tandem SARs in 1996 and concerning unexercised stock options and tandem SARs held at December 31, 1996.

                    Aggregated Option/SAR Exercises in 1996
                         and Year-End Option/SAR Values

                       Number of
                       Securities                    Number of Securities           Value of Unexercised
                       Underlying                   Underlying Unexercised      In-the-Money Options/SARs at
                      Options/SARs     Value       Options/SARs at Year-End              Year-End(3)
                       Exercised    Realized(1)               (#)                            ($)
        Name              (#)           ($)      Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------
Richard E. Olson         24,000      $508,500       12,000         12,000       $   49,500           0
Kenwood C. Nichols         0             0         154,000         28,000        1,977,500           0
Joe K. Donald              0             0          12,000         12,000           49,500           0
L. Scott Barnard           0             0          33,900         10,000          375,475           0
Richard L.
  Porterfield              0             0          25,000         10,000          233,750           0
Andrew C. Sigler         50,000       950,000      188,000           0           1,628,000           0
L. C. Heist                0             0         205,000(2)        0           2,670,000           0
Mark A. Fuller, Jr.      28,800       574,500       46,800(2)        0             466,500           0
-------------------------------------------------------------------------------------------------------------

(1) The amounts reported in this column as values realized in 1996 derived from the exercise of grants that were made between 1990 and 1994.

(2) In accordance with a provision of the Company's stock option plan that was approved by shareholders in 1993, the post-employment exercise period applicable to certain of these stock options and tandem SARs was extended from three years to the remainder of the normal term of each such grant.

(3) The amounts in these columns are based upon the $43.25 closing price of a share of the Company's Common Stock on December 31, 1996 on the New York Stock Exchange Composite Transactions.

PENSION PLAN TABLE

     The Company's retirement program consists of (i) a tax-qualified, funded pension plan for all non-represented salaried employees, including executive officers, and (ii) for executive officers and other key employees, a non-qualified, unfunded supplemental retirement income plan that provides benefits which, but for certain limits imposed by the Internal Revenue Code on tax-qualified plans, would be provided under the Company's qualified pension plan. The retirement program provides non-contributory benefits based upon years of service and average annual earnings for, in the case of executive officers, the highest three consecutive years in the 10 years preceding retirement. Average annual earnings covered by the program consist of (1) the average of the salaries reported in the Summary Compensation Table for the applicable years, plus (2) the higher of (a) the average of the bonuses reported in the Summary Compensation Table for such years or (b) the average of the bonuses paid in such years but earned in, and reported in the Summary Compensation Table for, the immediately preceding years.

     The following table sets forth, for various income and service levels, the annual benefits payable to executive officers under the Company's retirement program for life, commencing at normal retirement at age 65 or upon early retirement after age 62. These benefits are presented on a straight-life annuity basis and before deducting the portion of Social Security payments attributable to Company contributions as provided by the retirement program.

                               Pension Plan Table

                                      Approximate Annual Retirement Benefits
 Average       -------------------------------------------------------------------------------------
  Annual        15 Years       20 Years       25 Years       30 Years       35 Years       40 Years
 Earnings      of Service     of Service     of Service     of Service     of Service     of Service

--------------------------------------------------------------------------------

$  500,000      $125,000       $166,667      $  208,333     $  250,000     $  291,667     $  333,333
   750,000       187,500        250,000         312,500        375,000        437,500        500,000
 1,000,000       250,000        333,333         416,667        500,000        583,333        666,667
 1,250,000       312,500        416,667         520,833        625,000        729,167        833,333
 1,500,000       375,000        500,000         625,000        750,000        875,000      1,000,000
 1,750,000       437,500        583,333         729,167        875,000      1,020,833      1,166,667
 2,000,000       500,000        666,667         833,333      1,000,000      1,166,667      1,333,333
 2,250,000       562,500        750,000         937,500      1,125,000      1,312,500      1,500,000
 2,500,000       625,000        833,333       1,041,667      1,250,000      1,458,333      1,666,667
 2,750,000       687,500        916,667       1,145,833      1,375,000      1,604,167      1,833,333

--------------------------------------------------------------------------------

     Average annual earnings for the highest three consecutive years in the last 10 years and presently credited years of service for the named executives are as follows: Mr. Olson - $1,015,573 / 30 years; Mr. Nichols - $1,166,864 / 24 years; Mr. Donald - $762,687 / 30 years; Mr. Barnard - $654,465 / 28 years; Mr. Porterfield - $659,694 / 18 years; Mr. Sigler - $2,601,667 / 40 years; Mr.
Heist - $1,579,333 / 39 years; and Mr. Fuller - $729,667 / 39 years.

     Messrs. Heist and Sigler, each of whom retired in 1996, had agreements with the Company which provided for annual retirement benefits of 77%, in the case of Mr. Heist, and 90%, in the case of Mr. Sigler, of average annual earnings (salary and bonus) for the highest three consecutive years in the 10 years preceding retirement. These contractual retirement benefits were payable only to the extent that they exceeded the retirement benefits paid under the Company's retirement program, described above, plus the portion of Social Security payments attributable to Company contributions. The agreements also provided a survivor retirement benefit for the wives of Messrs. Heist and Sigler equal to 60% of the retirement benefit payable thereunder to the respective executives during their lifetime. In accordance with the terms of the agreements, Messrs. Heist and Sigler, with the approval of the Company's Board of Directors, elected to receive the present value of all of their retirement benefits, other than the portion attributable to the qualified pension plan, in a lump sum.

     Mr. Nichols has an agreement with the Company which provides for annual retirement benefits of 60% of average annual earnings (salary and bonus) for the highest three consecutive years in the 10 years preceding retirement, provided that he remains employed by the Company until July 19, 1999. These contractual retirement benefits are payable only to the extent that they exceed the retirement benefits paid under the Company's retirement program, described above, plus the portion of Social Security payments attributable to Company contributions. The agreement also provides a survivor retirement benefit for the wife of Mr. Nichols equal to 60% of the retirement benefit payable thereunder to him during his lifetime. Under the agreement, upon retirement Mr. Nichols may elect to receive the present value of all of his retirement benefits, other than the portion attributable to the qualified pension plan, in a lump sum, subject to the approval of the Company's Board of Directors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has an employment agreement with Mr. Nichols which provides for a minimum monthly salary of $31,250. If employment is terminated by the Company without cause, Mr. Nichols is entitled to severance pay for two years (but not beyond age 65) at a monthly rate of $129,083 as well as the continuation for two years (but not beyond age 65) of certain employee benefits, including medical, dental and disability coverages. This agreement also provides certain retirement benefits, as discussed above under "Pension Plan Table".

     The Company has agreements with Messrs. Barnard, Donald, Olson and Porterfield which provide generally that, if employment is terminated by the Company without cause, they are entitled to severance pay for two years (but not beyond age 65) at monthly rates of $76,000, $89,667, $107,292 and $78,083, respectively, as well as the continuation for two years (but not beyond age 65) of certain employee benefits, including medical, dental and disability coverages.

     All these agreements also provide that, if employment is terminated without cause within three years after a change in control of the Company: (i) severance amounts, medical, dental and disability coverages for two years and the present value of any contractual retirement benefits will become payable in a lump sum; and (ii) absent notice to the contrary from the named executive, the Company will settle his stock options and tandem SARs for cash equal to the difference between the fair market value of the option shares at the time of termination (or, if applicable and if higher, the change in control tender offer price) and the exercise price. In addition, provision is made for the payment of legal expenses up to one year's salary if the Company refuses to make required payments under the agreements and for the funding of certain of such payments by a trust when a potential change in control occurs.

     The Company's obligation to make the payments provided for in these agreements is subject to certain conditions. Such conditions require, among other things, that following termination of employment the named executive provide such assistance in litigation as may reasonably be requested by the Company and refrain from actions, such as competition against the Company and disclosure of confidential information relating to the Company, that would be materially detrimental to the Company.

     For the purpose of these agreements, "termination" means actual discharge as well as specified types of constructive discharge, including diminution of title, responsibility or salary below the specified minimum. "Cause" means (i) a breach by the named executive of his agreement which results in material injury to the Company, or (ii) an act of dishonesty constituting a felony and resulting or intended to result in personal gain at the expense of the Company. "Change in control" means (a) the acquisition by any person of securities representing 30% or more of the combined voting power of the Company's securities, (b) a change in the composition of a majority of the Board of Directors under certain circumstances within any two-year period, or (c) approval by shareholders of the liquidation of the Company or the disposition of all or substantially all of its assets.

     The Company has an agreement with Mr. Sigler which provides for the performance of consulting services for five years following termination of his employment. In consideration for such services, Mr. Sigler receives $50,000 per year for five years as well as administrative support and transportation services.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN GRAPH

     The following graph presents a five-year comparison of cumulative total returns for the Common Stock of the Company, an index of peer companies (the "Commodity Paper Group") selected by the Board of Directors and the Standard & Poor's 500 Stock Index (the "S&P 500 Index"). The Commodity Paper Group consists of six other large manufacturers of commodity paper: Boise Cascade Corporation, Georgia-Pacific Corporation, International Paper Company, Stone Container Corporation, Union Camp Corporation and Weyerhaeuser Company. The graph assumes that $100 was invested on December 31, 1991 in the Common Stock of the Company, the Commodity Paper Group and the S&P 500 Index. Total return assumes the quarterly reinvestment of dividends.

                       Comparison of Five-Year Cumulative Total Return
                     among Champion, Commodity Paper Group and S&P 500 Index


      MEASUREMENT PERIOD                          COMMODITY
    (FISCAL YEAR COVERED)          CHAMPION      PAPER GROUP       S&P 500
1991                               $100.00         $100.00         $100.00
1992                                120.70          108.40          107.60
1993                                141.00          119.60          118.40
1994                                155.10          124.20          120.00
1995                                179.20          132.00          165.00
1996                                185.40          143.70          202.70

TRANSACTIONS

     Chemical Banking Corporation ("Chemical") merged with and changed its name to The Chase Manhattan Corporation ("Chase") on March 31, 1996. Mr. Shipley is Chairman and Chief Executive Officer and Mr. Sigler is a director of Chase, each having held the same respective position at Chemical prior to the merger. Affiliates of Chemical and Chase have provided credit to the Company and its subsidiaries from time to time. The largest amount of borrowings by the Company and its subsidiaries from affiliates of Chemical and Chase outstanding at any time during 1996 was $25,000,000. Affiliates of Chemical and Chase performed underwriting services for the Company in 1996 for which they were paid fees totaling $269,400. The Company's Brazilian subsidiary in 1996 invested an average of $20,000,000 in certificates of deposit issued by a Chase affiliate and an average of $14,000,000 in mutual funds managed by a Chase affiliate.

     In 1996, affiliates of FMR Corp. purchased $743,155 of merchandise from the Company in the ordinary course of business. As noted above, FMR Corp. beneficially owned 6.9% of the Common Stock of the Company outstanding at the close of business on the record date.

     All transactions between the Company and its subsidiaries, on the one hand, and affiliates of Chemical, Chase and FMR Corp., respectively, on the other hand, were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

     Effective December 31, 1996, the Company renewed its director and officer liability insurance policies with Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and Great American Insurance Company for one year at a premium of $572,000. This information is provided in accordance with New York law and does not reflect a transaction between the Company and its directors, executive officers or shareholders.

THE AUDITORS

     The Board of Directors, pursuant to the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, certified public accountants, as independent auditors for the Company for 1997, subject to approval by the shareholders at the Annual Meeting.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997.

AMENDMENT OF 1986 STOCK OPTION PLAN

     In 1986, the shareholders of the Company approved the 1986 Management Incentive Program, consisting of the 1986 Stock Option Plan and the 1986 Contingent Compensation Plan. In 1993, the shareholders approved certain amendments to the 1986 Management Incentive Program (as amended, the "1986 Program"), including certain amendments to the 1986 Stock Option Plan (as amended, the "Option Plan").

     The Option Plan is a principal component of the Company's executive compensation program. It provides incentive for senior managers to maximize shareholder value and permits the Company to compete with other companies offering similar plans in attracting and retaining outstanding executives.

A PROPOSAL TO APPROVE AN AMENDMENT TO THE OPTION PLAN TO PRESERVE TAX DEDUCTIBILITY

     Reference is made to "Executive Compensation - Report on 1996 Executive Compensation by the Compensation and Stock Option Committee of the Board of Directors" above for a description of the limitation on the right of public companies to deduct executive compensation for federal income tax purposes.

     Compensation attributable to the exercise of non-qualified stock options and stock appreciation rights ("SARs") granted prior to the 1997 Annual Meeting of Shareholders is fully deductible by the Company under the transition provisions of the applicable tax regulations. However, this transitional relief expires at the 1997 Annual Meeting. In order for the Company to be able to fully deduct compensation attributable to the exercise of non-qualified options and SARs granted after the 1997 Annual Meeting, the Option Plan must be amended to limit the number of shares with respect to which options and SARs may be granted to any individual employee.

     Accordingly, the Board of Directors recommends that shareholders approve an amendment to the Option Plan providing that no employee may receive grants of options, SARs or any combination thereof over any three-year period with respect to more than 750,000 shares of Common Stock, subject to adjustment as described below. Options and SARs granted prior to the 1997 Annual Meeting of Shareholders will not be charged against this individual limit.

     For this purpose, tandem option/SAR awards, which permit the optionee to exercise either the option or the SAR but not both, will be deemed to have been granted with respect to the same shares. However, any SAR award that is granted in addition to an option, so that the exercise of one does not result in the cancellation of the other, or is granted independent of any option will be deemed to constitute a separate grant and will be charged against the 750,000 share limit on grants to individual employees.

SUMMARY OF PRINCIPAL PROVISIONS OF THE OPTION PLAN

     The principal provisions of the Option Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Option Plan. A copy of the 1986 Program, which includes the Option Plan, will be sent to any shareholder, without charge, upon request to the Secretary at the Company's principal executive office. In addition, the Option Plan, as well as other provisions of the 1986 Program that relate to the Option Plan, have been filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 1993. Such materials can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at:
Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Effective Date and Term of Plan. The Option Plan became effective on May 8, 1986 and was amended effective May 20, 1993. No options or SARs may be granted under the Option Plan after June 1, 2001, although options and SARs granted on or before June 1, 2001 may extend beyond that date in accordance with their terms.

     Form of Awards. Awards may be granted in the form of "incentive stock options" ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); options that do not qualify as ISOs ("non-qualified options"); and stock appreciation rights.

     Administration. The Option Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The Committee is composed entirely of directors who qualify as "outside directors" under applicable tax regulations.

     Eligibility. Any employee, including any officer, of the Company or any of its subsidiaries who is determined by the Committee to be a key employee is eligible to receive awards under the Option Plan. As discussed above, the Option Plan, as proposed to be amended, provides that, after the 1997 Annual Meeting of Shareholders, no employee may receive grants of options, SARs or any combination thereof with respect to more than 750,000 shares over any three-year period, subject to adjustment as described below. Directors of the Company who are not employees are not eligible to participate in the Option Plan.

     The Option Plan authorizes the Committee, in its sole discretion (subject to the proposed individual limit described above), to determine when and to which key employees to grant options and SARs, the number of shares subject to such grants and whether such options will be ISOs or non-qualified options. Accordingly, future grants to be made under the Option Plan are not determinable. See the Summary Compensation Table and Option/SAR Grants in 1996 Table for information relating to prior awards to the named executives. Information relating to the most recent grant of options is set forth below under "Information Concerning Grants Made on March 19, 1997."

     Stock Available for Options and SARs. The maximum number of shares of Common Stock, $.50 par value, of the Company that may be issued upon the exercise of options and SARs granted under the Option Plan is 8,400,000. Options and SARs have been granted under the Option Plan since 1987. As of the close of business on March 27, 1997, options to purchase 3,199,230 shares and tandem SARs with respect to 1,027,750 of such shares were outstanding, and 2,127,820 shares remained available for future grants of options and SARs under the Option Plan. Shares subject to any option or SAR that terminates without having been exercised (other than by virtue of the cancellation of the tandem grant upon the exercise of a tandem option/SAR award) will become available for subsequent awards. The Option Plan provides for appropriate adjustment in the number and class of shares that are available for option and SAR awards, the number and class of shares subject to outstanding options and SARs and the exercise price thereof in the event of a stock dividend, recapitalization, merger or the like. The proposed share limit on grants to individual employees would be subject to adjustment in any such event as well. Shares issued under the Option Plan may be authorized but unissued shares or issued shares that have been reacquired by the Company.

     The closing sale price of the Company's Common Stock on March 27, 1997 was $45.625 per share. Based upon that price, the market value of the shares underlying all outstanding options was $145,964,869, and the market value of the shares available for future grants of options and SARs was $97,081,788.

     Term of Grants. At the time of grant, the Committee determines the term of the option or the SAR, which may not exceed 10 years and 31 days.

     Exercise Price. The exercise price of each option is equal to the closing sale price per share of the Company's Common Stock on the date of grant, as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions. The Option Plan authorizes the Committee to permit the holder of any option, including any ISO, to pay all or any part of the exercise price either in cash or in shares of Common Stock having equivalent market value. Any shares that may be delivered in payment of the exercise price would be valued, for purposes of determining the extent to which the exercise price has been paid thereby, at fair market value.

     Vesting of Grants. The Option Plan requires an optionee to remain in the employ of the Company or a subsidiary for no less than 12 months following the grant of an option or SAR before it may be exercised, provided that if the Committee finds that a special or extraordinary situation exists, it has discretion to reduce the 12-month requirement to a shorter period. The plan also provides that, if an option or SAR is exercisable in installments, the Committee has discretion to accelerate exercisability at any time before the expiration thereof.

     Stock Appreciation Rights. The Option Plan provides for the grant of two types of SARs. A tandem SAR permits the holder of an option, in lieu of exercising the option, to elect to receive the excess of the fair market value of the stock subject to the option over the exercise price. A non-tandem SAR is a similar right that either is granted in addition to an option, so that the exercise of one does not result in the cancellation of the other, or is granted without a simultaneous option grant. The fair market value of a share of Common Stock on the date a non-tandem SAR right is granted is the base from which the appreciation is calculated. To date, only tandem SARs have been granted under the Option Plan. Tandem SARs and SARs granted in addition to an option are exercisable at the same time and to the same extent as the option to which they relate.

     Upon the exercise of SARs, the holder is entitled to receive the proceeds in shares of Common Stock or, at his or her election, in cash. The number of shares in respect of which an SAR right is exercised, whether such right is settled in cash or in shares of Common Stock, is charged against the maximum number of shares authorized by the Option Plan.

     Before 1997, options were granted with tandem SARs to officers and generally without tandem SARs to non-officer optionees. As discussed below, the grants made on March 19, 1997 to all optionees, including officers, consisted of options without tandem SARs.

     The Option Plan permits optionees who do not hold exercisable tandem SARs to exercise their options and simultaneously sell the underlying shares without the need for financing. The Committee may authorize the Company to pay any such optionee amounts equal to brokerage and other transaction costs as well as the federal income taxes incurred by the optionee as the result of the payment of such costs and taxes.

     In addition to SARs, in the event of death or disability the Company is permitted to purchase an option at the request of the holder at a price equal to the difference between the fair market value of the shares still subject to the option and the exercise price or, within 30 days after the exercise of an option, to purchase the shares acquired on the option exercise at the fair market value on the date of exercise. In either event, the shares subject to the option are charged against the maximum number authorized under the Option Plan.

     Termination of Employment. Upon an optionee's voluntary separation from service prior to normal retirement or upon termination of an optionee's employment by the Company for cause, all options and SARs held by the optionee terminate unless otherwise determined by the Committee. If employment terminates as the result of death, disability, normal retirement or termination by the Company other than for cause, vested options and SARs may be exercised for the lesser of (i) the remainder of the normal term of such options or SARs or (ii) such shorter period as may be specified in the agreement granting such options or SARs. If death occurs during any such post-employment exercise period, vested options and SARs may be exercised for the greater of (a) the remainder of the applicable post-employment exercise period or (b) nine months after death, but in no event later than the expiration date of the options or SARs.

     Amendment or Termination. The 1986 Program provides that it, including the Option Plan which is a part of the program, may be terminated or amended by the shareholders or by the Board of Directors on the recommendation of the Committee, but that only the shareholders may amend the 1986 Program in respect of the Option Plan so as (a) to increase the maximum number of shares that may be acquired on the exercise of options and SARs or to decrease the exercise price provided by the Option Plan; (b) to extend the period during which options may be granted or exercised; (c) to change the provisions of the 1986 Program relating to the Committee and its authority; (d) to materially increase the benefits accruing to participants or change the requirements as to their eligibility to participate; or (e) to change the amendment and termination provisions of the 1986 Program.

     The 1986 Program provides specifically that, subject to the powers of amendment reserved exclusively to shareholders as set forth in the preceding paragraph, without further action on the part of shareholders or the consent of participants, the Board of Directors may on the recommendation of the Committee amend the 1986 Program to permit or facilitate the qualification as ISOs of options theretofore or thereafter granted under the 1986 Program.

     No amendment or termination of the 1986 Program, whether by the Board of Directors or the shareholders, may, without the consent of the participant, affect any option or SAR theretofore granted to him or her.

     Transferability. Options and SARs may not be transferred other than by will or the laws of descent and distribution and may be exercised during an optionee's lifetime only by the optionee.

INFORMATION CONCERNING GRANTS MADE ON MARCH 19, 1997

     On March 19, 1997, the Committee approved the grant of options to purchase 684,380 shares of Common Stock to a total of 459 key employees, including all of the incumbent executive officers of the Company. Each such option has a term of 10 years and an exercise price of $44.625 per share, which was the closing sale price per share of the Company's Common Stock on March 19, 1997. No SARs were granted on March 19, 1997.

     The following table sets forth the number of options granted on March 19, 1997 to each of the incumbent named executives and to each of the other specified groups. No options were granted on March 19, 1997 to Messrs. Fuller, Heist or Sigler, each of whom retired in 1996.

                               Option Grants Made
                               on March 19, 1997

    Name and Position        Number of Options
----------------------------------------------
Richard E. Olson,                  23,000
Chairman and
Chief Executive Officer

Kenwood C. Nichols,                15,500
Vice Chairman and
Executive Officer

Joe K. Donald,                      8,000
Executive Vice President

L. Scott Barnard,                   8,000
Executive Vice President

Richard L. Porterfield,             6,800
Executive Vice President

Executive Officer Group            95,600

Non-Executive Officer             588,780
Employee Group

All Employees as a Group          684,380
----------------------------------------------

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS AND
STOCK APPRECIATION RIGHTS

     The following discussion of certain federal income tax effects applicable to stock options and SARs granted under the Option Plan is a brief summary only, and reference is made to the Code and regulations and interpretations issued thereunder for a complete description of all relevant federal tax consequences. Statements made below with regard to the right of the Company to fully deduct compensation attributable to the exercise of options and SARs assume, in the case of options and SARs granted after the 1997 Annual Meeting of Shareholders, approval by shareholders of the proposed amendment to the Option Plan.

     Non-Qualified Options. An optionee will not be subject to tax at the time a non-qualified option is granted. Upon exercise of a non-qualified option where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. The optionee's tax basis in the shares acquired upon exercise will be equal to the fair market value of such shares on the exercise date. The federal income tax consequences of an exercise of a non-qualified option where the exercise price is paid in previously owned shares of Common Stock are generally similar to those where the exercise price is paid in cash. However, the optionee will not be subject to tax on the surrender of such shares, and the tax basis of the shares acquired on exercise which are equal in number to the shares surrendered will be the same as the optionee's tax basis in such surrendered shares.

     The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a non-qualified option.

     Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a non-qualified option.

     On any sale of shares received on the exercise of a non-qualified option, any appreciation or depreciation after the exercise date should qualify as a capital gain or loss. The capital gain or loss would be long term or short term depending upon whether or not the shares were held more than one year after the exercise date.

     Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or timely exercise of an ISO. If shares are issued to an option holder pursuant to the timely exercise of an ISO and if a disqualifying disposition of such shares is not made by the option holder (i.e., no disposition is made within two years after the date of grant or within one year after the receipt of shares by such option holder, whichever is later), then (i) upon sale of the shares, any amount realized in excess of the exercise price of the ISO will be taxed to the option holder as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the timely exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (a) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (b) the Company will be entitled to deduct an amount equal to such income. Any additional gain recognized by the option holder upon a disposition of shares prior to satisfying the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction for the Company.

     If an ISO is not exercised on a timely basis, the option will be treated as a non-qualified option. Subject to certain exceptions, an ISO generally will not be exercised on a timely basis if it is exercised more than three months following termination of employment.

     The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item which increases the option holder's "alternative minimum taxable income."

     In general, the Company will not be required to withhold income or payroll taxes on the timely exercise of an ISO.

     Stock Appreciation Rights. The grant of SARs, in tandem with or in addition to an ISO or a non-qualified option or independent of any option, should not result in taxable income to the optionee.

     The exercise of SARs should generally result in compensation taxable as ordinary income to the optionee, and in a tax deduction for the Company, in the amount of the cash received by the optionee and the fair market value on the date of exercise of any shares issued or transferred. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of an SAR.

     The optionee's tax basis in any shares received on the exercise of an SAR will be equal to the fair market value of such shares on the exercise date. On any sale of such shares, any appreciation or depreciation after the exercise date should qualify as a capital gain or loss. The capital gain or loss would be long term or short term depending upon whether or not the shares were held more than one year after the exercise date.

SHAREHOLDER APPROVAL

     The amendment of the Option Plan will become effective on the date of the 1997 Annual Meeting of Shareholders if it is approved by the shareholders. If the amendment is not approved by the shareholders, the Board of Directors will consider the alternatives available at that time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSAL - CUMULATIVE VOTING

     A shareholder has notified the Company that the following proposal will be presented at the Annual Meeting. The name and address of, and the number of shares of Common Stock held by, the proponent will be furnished to any person, orally or in writing as requested, promptly upon receipt of any oral or written request to the Secretary of the Company.

     The resolution is as follows:

     "RESOLVED: That the stockholders of Champion International Corporation, assembled in an annual meeting in person and by proxy, request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she wishes."

SHAREHOLDER'S STATEMENT IN SUPPORT OF THE PROPOSAL

     "I believe the board of directors of Champion International Corporation should adopt cumulative voting in the election of directors as part of its program of corporate governance.

     Provision for cumulative voting brings to the corporate system a means by which a significant group of stockholders, though in the minority, can elect candidates of its choice, making a more diverse board of directors.

     If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain."

STATEMENT BY THE DIRECTORS IN OPPOSITION TO THE PROPOSAL

     Cumulative voting would permit the election of one or more directors by a relatively small group of shareholders. Directors so elected by a particular group might represent the narrow, special interests of that group rather than the interests of all shareholders. In addition, cumulative voting would introduce the possibility of factionalism within the Board, impairing the ability of Board members to work together effectively and discouraging qualified individuals from serving as directors.

     The Board believes that each director should represent the interests of all of the Company's shareholders. This principle is best served under the present system, which provides for the election of each director by a plurality of the votes cast by the shareholders as a whole rather than by the vote of a minority constituency.

     The use of cumulative voting has declined significantly over the years. Many companies have eliminated cumulative voting, and most states that once mandated cumulative voting in corporate elections have repealed that requirement. Today, fewer than 15% of large companies use cumulative voting.

     The statement in support of the proposal suggests that cumulative voting would make for a more diverse Board of Directors. In fact, the present system has resulted in the election of a very diverse and independent Board. For many years the Board has reflected diversity in terms of experience, background and gender. In addition, for decades a substantial majority of the Board, including all members of all standing committees of the Board, have been outside directors.

     The Board of Directors supports the present system of electing directors because it provides the best assurance that each director will act for the benefit of all shareholders rather than for the benefit of special interest groups.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSAL - USE OF CHLORINE

     Two shareholders have notified the Company that the following proposal will be presented at the Annual Meeting. The name and address of, and the number of shares of Common Stock held by, each of the co-proponents will be furnished to any person, orally or in writing as requested, promptly upon receipt of any oral or written request to the Secretary of the Company.

     The preamble and resolution are as follows:

     "WHEREAS, our company seeks to be an environmentally responsible business, yet it uses chlorine-based bleaching chemicals in its mills, producing dioxin and many other pollutants known to harm human and environmental health in even the most minute amounts;

     Many national and international bodies have publicly recognized the significant dangers posed by chlorine-based bleaching. These include the World Bank, American Public Health Association, International Joint Commission on the Great Lakes, and the Intergovernmental Forum on Chemical Safety (convened by the United Nations). Such important scientific and economic bodies reflect widespread financial and scientific support for phasing out the industrial use of chlorine-containing compounds;

     Dioxins, furans and other organochlorines are created whenever chlorine dioxide is used. Even at technical 'non-detect' levels, these chemicals exist and pass up the food chain, accumulating in humans and other living creatures. It is apparent that in humans, even tiny amounts result in or contribute to reproductive failure, birth defects, immune suppression and cancer. In our innocent children they cause developmental impairment, hormonal disruption, and behavioral disorders;

     Champion is aware of substantial concerns regarding the threats inherent in chlorine bleaching, as evidenced by its efforts to substitute chlorine dioxide and Bleach Filtrate Recycling (BFR(TM)) technology in its Canton mill. But we see these efforts as simply transferring the pollution from water to air, via a toxic sludge which is then incinerated. We are concerned that BFR represents an extremely costly and ineffective dead-end when readily available technologies are already in use around the world which completely eliminate chlorinated toxins;

     These safe, cost-effective Totally Chlorine-Free (TCF) mills produce bright, strong paper;

     We believe chlorine-free would enable our company to competitively tap global demand for paper produced without the release of toxic organochlorines. It would also help create a closed-loop mill. Even using chlorine dioxide, a closed-loop is not entirely feasible. Pollution is waste, and long-term, chlorine-free is significantly more cost-effective;

     Extremely unstable, chlorinated bleaching compounds threaten worker health and safety, we feel, driving up costs and reducing productivity;

     Champion has settled certain civil litigation related to chlorine-type bleaching for approximately $11 million. Lawsuits needlessly waste shareholder money and damage Champion's reputation;

     Chlorine bleaching inevitably means the costly release of deadly toxins. To prevent this, our company should phase out chlorine-based compounds in its production.

     RESOLVED: that our company establish a schedule to phase-out chlorine-containing compounds from its pulp and paper production."

SHAREHOLDER'S STATEMENT IN SUPPORT OF THE PROPOSAL

     "Our company's efforts to reduce organochlorines including dioxins are commendable, but it seems clear that NO safe or 'acceptable' level of exposure to many of these chemicals exists. We feel Champion's use of chlorinated bleaching chemicals risks employee health, as well as further losses due to litigation, forced clean-up, higher operating costs, health insurance, and fines.

     Furthermore, investment in any chlorinated bleaching process wastes shareholder money, because it delays the adoption of more productive chlorine-free technologies. Our company should be an environmental and technological innovator. To do so, we must use technology that completely (not 'virtually') eliminates organochlorines from paper production.

     VOTE YES FOR THIS COMMON-SENSE PROPOSAL WHICH WE FEEL WILL IMPROVE WORKER SAFETY, OUR CHILDREN'S HEALTH, AND OUR COMPANY'S PROFITABILITY."

STATEMENT BY THE DIRECTORS IN OPPOSITION TO THE PROPOSAL

     The Company is proud of its environmental performance in general and of its record in dealing with the use of chlorine in the pulp-manufacturing process in particular. Over the last decade, the Company has been a leader in the industry in installing two major environmental technologies at all of its fully bleached kraft mills in the United States, Canada and Brazil. These technologies are oxygen delignification and the substitution of chlorine dioxide for elemental chlorine as the principal agent in the bleaching of pulp. With these technologies, the Company has reduced the amount of bleaching chemicals used in the pulp-making process and virtually eliminated the inadvertent creation of the substances that are the cause of concern in bleaching with elemental chlorine. It is noteworthy that the chlorine dioxide substitution technology installed by the Company is expected to be designated by the United States Environmental Protection Agency as the best available technology in its proposed air and water regulations for bleached kraft mills.

     The Company continues to actively explore ways to further improve its environmental performance. For example, the Company is in the process of conducting a demonstration at its Canton, North Carolina mill of a new technology developed by the Company known as Bleach Filtrate Recycle (BFR(TM)). BFR has the potential to be a major step toward a "closed-loop" mill, and this technology does not require conversion to totally-chlorine-free (TCF) pulp bleaching. Contrary to the assertion in the proposal, BFR does not merely transfer pollution from the water to the air. Because of the extremely high temperatures and residence times in a pulp mill's recovery furnace, the organochlorides recycled to the recovery furnace are destroyed. As a result, the total amount of organic material, including organochlorides, is substantially reduced.

     Two recent studies, one by the Finnish Environment Agency and the other by the International Institute for Environment and Development, concluded that there is no appreciable environmental difference between the elemental-chlorine-free bleaching process used by the Company and TCF bleaching. Further, there is no evidence that the use of chlorine dioxide threatens the health and safety of mill employees. In fact, a recent study by the Johns Hopkins University School of Hygiene and Public Health found that the rate of mortality among workers in the pulp and paper industry is lower than in the general population.

     On the other hand, there is very little information about the health and environmental effects of TCF bleaching. The limited experience so far indicates that there may be adverse environmental impacts from the wastewater produced by TCF mills. Similarly, the quality of and demand for TCF paper is subject to question. The limited experience to date indicates that TCF bleaching cannot satisfy customer specifications for bleached kraft paper. In addition, contrary to the implication in the proposal, there is no significant worldwide demand for TCF paper products.

     The Company has acted responsibly with respect to the use of chlorine-containing compounds. The installation of oxygen delignification and the substitution of chlorine dioxide for elemental chlorine were accomplished in a planned capital program, at significant cost to the Company. Phasing out the use of chlorine dioxide and converting to TCF production would render much of this investment useless and require significant capital expenditures for different process equipment. Such significant expenditures, in our view, would result in no environmental benefit.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

     If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications, if any, made in the proxy. If not otherwise specified in the proxy, the shares will be voted in the election of directors for the nominees referred to above under "The Board of Directors," for the approval of the appointment of Arthur Andersen LLP as auditors for 1997, for the proposal to amend the 1986 Stock Option Plan and against the shareholder proposals set forth above.

     It is not anticipated that any other matters will be presented to the meeting. If any other matters should be properly presented, the holders of the proxy will vote the shares represented thereby in accordance with their best judgment.

     Under the Company's By-Laws, a shareholder who intends to make a nomination for the election of directors or to submit any other proposal for adoption at any meeting of shareholders must provide written notice of such intention to the Secretary of the Company in accordance with the prescribed procedure. In general, the By-Law procedure (the full provisions of which govern) requires that such notice be received at the Company's principal executive office not less than 60 nor, in the case of director nominations, more than 90 days before the meeting and that it set forth the shareholder's name and address and the number of shares of the capital stock of the Company beneficially owned by the shareholder, together with such information about the candidate or the proposal as would be required in a proxy statement.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office not later than December 11, 1997. Proposals should be directed to the attention of the Secretary of the Company.

By order of the Board of Directors,

Lawrence A. Fox
Vice President and Secretary

Stamford, Connecticut
April 10, 1997

LOGO
       One Champion Plaza

       Stamford, Connecticut 06921

          This document is printed on Champion(R) Register Bond/18 lb.

This letter will accompany the 1997 Notice of Annual Meeting and Proxy Statement sent to Participants who have pass-through voting rights with respect to shares of the Company's Common Stock owned by certain employee benefit-plans of the Company.


TO ALL PARTICIPANTS IN
SAVINGS PLAN #077 AND SAVINGS PLAN FOR HOURLY EMPLOYEES #158
--------------------------------------------------------------------------------

     The Annual Meeting of Champion Shareholders will be held on May 15, 1997. At this meeting, shareholders will vote on five items which are described in the Proxy Statement.

     As a participant in one or both of these plans, you have the right to instruct the Trustee how to vote your equivalent shares at the Annual Meeting. We urge you to exercise this right. In order to instruct the Trustee how to vote, you must complete and return the accompanying voting instruction card. The number of equivalent shares you can vote is shown on the reverse side of the card.

     Please review the Proxy Statement before completing the voting instruction card. The card must be returned as soon as possible but not later than May 8, 1997. A postage-paid return envelope is enclosed for your convenience. It is important to remember that if you do not return the voting instruction card in timely fashion or if you return the card unsigned, your equivalent shares will not be voted by the Trustee.

     Plan participants should let their voices be heard by exercising their right to vote on matters submitted to the shareholders. We strongly urge you to participate this year by instructing the Trustee how to vote your equivalent shares.

     Please contact the Benefits Department in Hamilton, Ohio (Chamcon 8-868-5441 or 513-868-5441) if you have any questions.

Kenwood C. Nichols
Chairman, Pension and Employee Benefits Committee
Vice Chairman and Executive Officer, Champion International Corporation

April 10, 1997

                       CHAMPION INTERNATIONAL CORPORATION

                         VOTING INSTRUCTIONS TO TRUSTEE

Savings Plan #077                           Trustee:  The Northern Trust Company

Savings Plan for Hourly Employees #158      Trustee:  The Northern Trust Company

The undersigned hereby directs The Northern Trust Company, as Trustee of the Champion International Corporation Savings Plan #077 and the Champion International Corporation Savings Plan for Hourly Employees #158, to vote at the Annual Meeting of Shareholders of Champion International Corporation, called to be held on May 15, 1997, and at any adjournment or adjournments thereof, as set forth on the reverse side of this card:


                (Continued and to be SIGNED on the reverse side)

                      Please mark your votes like this in black or blue ink. [X]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                        WITHHOLD  FOR ALL EXCEPT
                                               FOR ALL  FROM ALL     AS NOTED*
Item 1 -- ELECTION OF DIRECTORS                  [ ]       [ ]          [ ]

Nominees: Robert A. Charpie, H. Corbin Day,
          Richard E. Olson, Walter V. Shipley
          and Richard E. Walton.

          *Withhold from following individual nominees (if any):

          ------------------------------------------------------

                                                 FOR     AGAINST      ABSTAIN
Item 2 -- Appointment of Arthur Andersen LLP     [ ]       [ ]          [ ]
          as auditors for 1997.

                                                 FOR     AGAINST      ABSTAIN
Item 3 -- Amendment of 1986 Stock Option Plan.   [ ]       [ ]          [ ]


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.

                                                 FOR     AGAINST      ABSTAIN
Item 4 -- Proposal by shareholder regarding      [ ]       [ ]          [ ]
          cumulative voting.

                                                 FOR     AGAINST      ABSTAIN
Item 5 -- Proposal by shareholder regarding use  [ ]       [ ]          [ ]
          of chlorine.

        I understand that this card must be returned no later than May 8, 1997 in the enclosed envelope, if my voting instructions are to be honored. If it is not received by May 8, 1997 or if it is received but the voting instructions are invalid, my equivalent shares will not be voted.

        Please complete, date and sign below exactly as your name appears on the card.

Signature of Participant                          Dated:                 , 1997
                         ------------------------        ----------------

PROXY

                       CHAMPION INTERNATIONAL CORPORATION

                PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL
                    MEETING OF SHAREHOLDERS -- MAY 15, 1997

The undersigned constitutes and appoints ROBERT A. CHARPIE, WALTER V. SHIPLEY and JOHN L. WEINBERG, and each of them, attorneys and proxies, each with full power of substitution and revocation, to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Champion International Corporation, called to be held on May 15, 1997 at 9:30 a.m. at One Champion Plaza, Stamford, Connecticut, and at any adjournment or adjournments thereof, as set forth on the reverse side of this card:


                (Continued and to be SIGNED on the reverse side)

                      Please mark your votes like this in black or blue ink. [X]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                        WITHHOLD  FOR ALL EXCEPT
                                               FOR ALL  FROM ALL     AS NOTED*
Item 1 -- ELECTION OF DIRECTORS                  [ ]       [ ]          [ ]

Nominees: Robert A. Charpie, H. Corbin Day,
          Richard E. Olson, Walter V. Shipley
          and Richard E. Walton.

          *Withhold from following individual nominees (if any):

          ------------------------------------------------------

                                                 FOR     AGAINST      ABSTAIN
Item 2 -- Appointment of Arthur Andersen LLP     [ ]       [ ]          [ ]
          as auditors for 1997.

                                                 FOR     AGAINST      ABSTAIN
Item 3 -- Amendment of 1986 Stock Option Plan.   [ ]       [ ]          [ ]


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.

                                                 FOR     AGAINST      ABSTAIN
Item 4 -- Proposal by shareholder regarding      [ ]       [ ]          [ ]
          cumulative voting.

                                                 FOR     AGAINST      ABSTAIN
Item 5 -- Proposal by shareholder regarding use  [ ]       [ ]          [ ]
          of chlorine.

        In their discretion, to vote upon such other business as may come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED AND, IN THE ABSENCE OF ANY SPECIFICATION, WILL BE VOTED FOR THE ELECTION OF THE DESIGNATED DIRECTOR NOMINEES, FOR ITEMS 2 AND 3 AND AGAINST ITEMS 4 AND 5.

Signature(s)                                      Dated:                 , 1997
            -------------------------------------        ----------------
Note: Please sign as name appears hereon. Joint owners all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                       CHAMPION INTERNATIONAL CORPORATION
                       1986 MANAGEMENT INCENTIVE PROGRAM,
                                   AS AMENDED

                (INCLUDES THE 1986 STOCK OPTION PLAN, AS AMENDED,
                   AND THE 1986 CONTINGENT COMPENSATION PLAN)











                      APPROVED BY SHAREHOLDERS MAY 8, 1986
                AMENDMENTS APPROVED BY SHAREHOLDERS MAY 20, 1993


                      ADDITIONAL AMENDMENTS PROPOSED FOR
                      APPROVAL BY SHAREHOLDERS AT THE 1997
                      ANNUAL MEETING OF SHAREHOLDERS ARE
                      CAPITALIZED.

                       CHAMPION INTERNATIONAL CORPORATION

                  1986 MANAGEMENT INCENTIVE PROGRAM, AS AMENDED

                                TABLE OF CONTENTS

                                                                            PAGE

A.   INTRODUCTORY PROVISIONS ...............................................  1

        1.  Purposes .......................................................  1

        2.  Definitions.....................................................  1

        3.  Eligibility and Participation ..................................  3

        4.  Administration (4.01-4.05)......................................  3

        5.  Adjustments.....................................................  4

B.   1986 STOCK OPTION PLAN.................................................  5

        6.  Option Grants; Number and Kind of Shares (6.01-6.06) ...........  5

        7.  Option Price....................................................  5

        8.  Date of Grant of Options and Stock Appreciation Rights..........  5

        9.  Duration of Options and Stock Appreciation Rights...............  6

       10.  Exercise of Options (10.01-10.02)...............................  6

       11.  Stock Appreciation Rights (11.01-11.05).........................  6

       12.  Termination of Employment, Retirement or Death (12.01-12.05) ...  8

       13.  Change in Option or Stock Appreciation Rights Terms ............  9

       14.  Effective Date and Term of 1986 Stock Option Plan ..............  9

C.   1986 CONTINGENT COMPENSATION PLAN......................................  9

       15.  Contingent Compensation Account ................................  9

       16.  Contingent Compensation Group...................................  9

       17.  Contingent Compensation Awards (17.01-17.04) ...................  9

       18.  Form and Time of Payment of Awards (18.01-18.06)................ 10

       19.  Effective Date of the 1986 Contingent Compensation Plan and
            Replacement of Prior Plan....................................... 12

 D.  GENERAL PROVISIONS..................................................... 12

      20.  Certain Provisions Relating to Participation (20.01-20.03)....... 12

      21.  Other Compensation or Benefit Arrangements (21.01-21.02) ........ 13

      22.  Other General Provisions (22.01-22.05)........................... 13

      23.  Amendment or Termination (23.01-23.03) .......................... 14

      24.  Compliance with Rule 16b-3....................................... 15

                       CHAMPION INTERNATIONAL CORPORATION

                  1986 MANAGEMENT INCENTIVE PROGRAM, AS AMENDED

A.     INTRODUCTORY PROVISIONS

1.     PURPOSES

       The purposes of the Program are to provide incentive supplemental compensation contingent on profits for key employees, including officers, of the Company or of any Subsidiary who contribute significantly to the success of the Company by their invention, ability, industry, loyalty or exceptional service and, through making them participants in that success, generate the highest degree of incentive; to attract to and retain in the employ of the Company and its Subsidiaries individuals of outstanding competence, and to further the identity of interests of those who hold positions of major responsibility in the Company with the interests of the Company's shareholders. The Program will permit the Company to compete with other organizations offering similar programs or plans in obtaining and retaining the services of competent executives. The Program is composed of the 1986 Option Plan and the 1986 Contingent Compensation Plan.

2.     DEFINITIONS

       Unless otherwise required by the context, the terms used in the Program shall have the meanings set forth in this paragraph 2.

       AMENDED 1976 OPTION PLAN: The Amended 1976 Incentive Stock Option Plan set forth in Section B of the Management Incentive Program approved by shareholders May 11, 1978 and amended and approved by shareholders May 13, 1982 and further amended by the Board of Directors August 16, 1984.

       BENEFICIARY: As applied to a Participant, a person or entity (including a trust or the estate of the Participant) designated with the approval of the Committee, in a written document executed by the Participant in such form as shall be approved by the Committee, to receive the unpaid balance of an award or to succeed to the rights of a holder of an option in the event of the death of the Participant. If at the time when an unpaid balance of an award shall become payable at or after the death of the Participant, or if at the time a Participant dies while holding an unexpired option, there shall not be any living person or any entity in existence so designated, the term "Beneficiary" shall mean the executors or administrators of the Participant's estate.

       BOARD OR BOARD OF DIRECTORS: The Board of Directors of the Company.

       CODE: The Internal Revenue Code of 1986, as amended.

       COMMITTEE: The Compensation and Stock Option Committee of the Board of Directors referred to in paragraph 4.01.

       COMMON STOCK: The Common Stock, $.50 par value, of the Company.

       COMPANY: Champion International Corporation, a New York corporation.

       COMPENSATION YEAR: A fiscal year of the Company for which the Program is in effect, including the entire calendar year 1986.

       CONTINGENT COMPENSATION ACCOUNT: The account maintained for the purposes of the 1986 Contingent Compensation Plan pursuant to paragraph 15 below.

       CONTINGENT COMPENSATION GROUP: As applied to a Compensation Year, the Employees selected by the Committee for such Compensation Year pursuant to paragraph 16 below.

       EFFECTIVE DATE OF THE PROGRAM: The date upon which the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Common Stock and Preference Stock, $1.20 Cumulative Convertible Series, of the Company (voting together as a single class) shall have been cast in favor of the Program.

       EMPLOYEE: An individual employed by the Company or a Subsidiary.

       FAIR MARKET VALUE: (i) As applied to a specified date, the sale price of the closing sale of Common Stock as reported for such date in New York Stock Exchange Composite Transactions of the Eastern Edition of The Wall Street Journal or, if there shall be no such reported sale for that date, then on the last previous day for which there is such a reported sale, or (ii) in the case of an exercise of stock appreciation rights by a Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, during a period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date, the highest closing sale price of Common Stock as reported in New York Stock Exchange Composite Transactions of the Eastern Edition of The Wall Street Journal during such period or (iii) a value meeting such other standard as the Committee may in its discretion, by rule of general application, select as in its opinion is reasonably representative of the fair market value of Common Stock; provided, however, that in the case of an Incentive Stock Option or a stock appreciation right related to an Incentive Stock Option, if any of the foregoing methods of determining fair market value should be inconsistent with any ruling or regulation of the United States Treasury Department applicable to incentive stock options, fair market value shall be determined by the Committee in a manner consistent with such rulings or regulations and shall mean the value as so determined.

       INCENTIVE STOCK OPTION: An option intended to meet the requirements of
Section 422 of the Code, or any successor provision at the time in effect, and the rulings and regulations of the United States Treasury Department thereunder applicable to incentive stock options.

       MAXIMUM CONTINGENT COMPENSATION: As applied to any Compensation Year, the amount determined by the computation for such Compensation Year set forth in clause (i) of subparagraph 17.01(a).

       NET CAPITAL: As applied to a Compensation Year, the shareholders' equity (total capital stock, additional capital and retained earnings, less any treasury stock), as shown by the consolidated balance sheet of the Company and Subsidiaries as of the end of the preceding calendar year included in the annual report to shareholders for such preceding calendar year, plus or minus an allowance for any change during such Compensation Year, based on the amount and time of such change, in capital stock, additional capital or retained earnings from newly issued or reacquired capital stock or treasury stock. In the event that any business is acquired during a Compensation Year, Net Capital for such Compensation Year shall be computed as defined above, without giving retroactive effect to changes in shareholders' equity prior to the date of consummation of such transaction.

       NET INCOME: As applied to a Compensation Year, the net income as determined on a consolidated basis of the Company for such Compensation Year, as certified by the Company's independent public accountants, for the purpose of the Company's annual report to shareholders for such Compensation Year.

       NET OPERATING INCOME: As applied to a Compensation Year, the Net Income for such Compensation Year, plus all amounts charged against such Net Income in respect of the following:

           (i) Taxes of the United States, foreign governments or their respective political subdivisions (including, but without limitation thereto, excess profits taxes) based upon or measured, in whole or in part, by income of the Company;

           (ii) The provisions for awards under the 1986 Contingent Compensation Plan;

but after eliminating any effect on such income of

           (iii) Any credits to income with respect to terminated unpaid contingent compensation awards;

           (iv) Any adjustments directed by the Committee pursuant to subparagraph 17.01(b); and

           (v) Revenues, costs or expenses of any business acquired by the Company during such Compensation Year earned, paid or incurred prior to the date of consummation of such transaction.

       1986 CONTINGENT COMPENSATION PLAN: The 1986 Contingent Compensation Plan set forth in Section C of the Program and other provisions of the Program applicable to such contingent compensation plan.

       1986 OPTION PLAN: The 1986 Stock Option Plan set forth in Section B of the Program and other provisions of the Program applicable to such stock option plan.

       1978 CONTINGENT COMPENSATION PLAN: The Contingent Compensation Plan set forth in Section C of the Management Incentive Program approved by shareholders May 11, 1978 and amended and approved by shareholders May 13, 1982 and further amended by the Board of Directors August 16, 1984.

       1966 CONTINGENT COMPENSATION AND BONUS PLAN: The Contingent Compensation and Bonus Plan as amended on January 20, 1967 by the shareholders of the Company under its then corporate name of United States Plywood Corporation.

       PARTICIPANT: An Employee to whom a stock option or stock appreciation right has been granted or a contingent compensation award has been made which is payable subject to compliance with the terms, conditions and provisions of the Program.

       PROGRAM: The 1986 Management Incentive Program herein set forth as the same may be amended from time to time.

       SAR GRANT VALUE: As applied to a stock appreciation right granted independent of an option, the Fair Market Value per share of one share of Common Stock on the date the stock appreciation right is granted.

       SUBSIDIARY: Champion Realty Corporation, Champion Realty Corporation (Florida), Champion Properties Corporation, each a Delaware corporation, each corporation the financial results of which are consolidated with those of the Company for purposes of the statement of consolidated income included in the Company's annual report to shareholders for the period which includes the date as to which the term refers, and each corporation in an unbroken chain of corporations beginning with the Company if, on the date as to which the term refers, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting powers of all classes of stock in one of the other corporations in such chain, which is expressly designated for the purpose by the Committee, provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" means any corporation which is a "subsidiary corporation" as that term is defined in
Section 424(f) of the Code, as amended and in effect from time to time, or any provisions which may hereafter be enacted in lieu thereof.

3.     ELIGIBILITY AND PARTICIPATION

       Eligibility for and participation in the Program shall be limited to key Employees, including officers, of the Company or of any Subsidiary. Such key Employees shall be selected by the Committee, which will also determine the manner and extent of participation of each Employee so selected in accordance with the provisions of the Program. In making such selection and determination, the Committee may consider the nature of the services rendered by the Employee, his current and potential contribution to the Company and such other factors as it may, in its discretion, deem relevant. A director of the Company or of any Subsidiary who is not also an Employee shall not be eligible to receive an option or a contingent compensation award under the Program.

4.     ADMINISTRATION

       4.01 The Program shall be administered by the Compensation and Stock Option Committee, which shall consist of members of the Board of Directors who shall be selected by the Board from time to time. Each member of the Committee shall at all times while serving be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor provision at the time in effect).

       4.02 Subject to the express provisions of the Program and any resolution of the Board of Directors consistent therewith, the Committee shall have authority, in its discretion, to determine the times when options and stock appreciation rights shall be granted and the times when they may be exercised and the times when contingent compensation awards shall be made and the times when such awards shall be payable; to prescribe, amend and rescind rules and regulations of general application relating to the Program; to determine the terms and provisions of the respective option and stock appreciation rights agreements and contingent compensation awards (which need not be identical), including provisions with respect to restrictions on disposition of shares acquired upon exercise of options and stock appreciation rights or upon receipt of contingent compensation awards and provisions with reference to the effect of approved leaves of absence which, in the case of Incentive Stock Options, shall be consistent with requirements relating to incentive stock options under rulings and regulations of the United States Treasury Department at the time in effect; to construe the Program and the terms of the option and stock appreciation rights agreements and contingent compensation awards under the Program; and to make all other determinations necessary or advisable for the administration of the Program. The Committee shall designate whether or not each option granted under the Program shall constitute an Incentive Stock Option. Only the Committee shall have authority, in its discretion, to determine whether specific options granted pursuant to the Program shall be subject to the limitations and provisions imposed by Section 422 of the Code in respect of incentive stock options or whether specific options shall not be subject to such limitations and provisions, and to determine whether specific options granted pursuant to the Program shall or shall not be intended or granted as, or be amended to constitute, Incentive Stock Options.

       4.03 The determinations of the Committee with respect to the matters referred to in paragraph 4.02 shall be conclusive and binding on the Company and its shareholders and upon all Employees eligible to participate under the Program, their legal representatives and Beneficiaries, and all others.

       4.04 Recommendations as to Participants in the Program and the extent of their participation shall, in each case other than his own case, be made by the Chief Executive Officer of the Company. However, the Committee shall have full authority to act with respect to the participation of all directors and officers of the Company and nothing in the Program shall be construed to be in derogation of such authority.

       4.05 The Company shall pay such reasonable compensation, if any, for the services of the members of the Committee as the Board of Directors may from time to time approve, and shall pay the expenses, if any, of the members of the Committee and any other reasonable expenses of administering the Program. The Committee may employ counsel whose reasonable compensation and expenses shall be paid by the Company. The payments herein authorized shall not be charged against Maximum Contingent Compensation or the Contingent Compensation Account provided for in paragraph 15.

5.     ADJUSTMENTS

       In the event of any stock dividend, split-up, spin off, rights offering, combination or exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or stock, separation, reorganization, liquidation, or the like, then in any such event:

       (a) the limitation of shares set forth in paragraph 6.01 AND THE LIMITATION OF SHARES SET FORTH IN PARAGRAPH 6.06,

       (b) the purchase price to be paid per share under outstanding stock options,

       (c) the SAR Grant Value under outstanding stock appreciation rights, and

       (d) the number and class of shares that may be subject to options or stock appreciation rights, of shares that have not been issued or transferred under outstanding options or stock appreciation rights and of shares that are subject to contingent compensation awards may in each case be equitably adjusted, and any other appropriate changes in options or stock appreciation rights outstanding or contingent compensation theretofore awarded may be made by the Committee, whose determinations shall be conclusive; provided, however, that all adjustments and changes made as a result of the foregoing in respect of each Incentive Stock Option shall be made so that such option shall continue to be an incentive stock option as defined in Section 422 of the Code or any successor provision at the time in effect.


B.     1986 STOCK OPTION PLAN

6.     OPTION GRANTS; NUMBER AND KIND OF SHARES

       6.01 The maximum number of shares which may be issued or transferred upon exercise of options and stock appreciation rights granted under the 1986 Option Plan shall, subject to the provisions of paragraphs 5 and 6.03, be 8,400,000 authorized but unissued shares of Common Stock of the Company. Such shares are hereby reserved for this purpose.

       6.02 Notwithstanding the provisions of paragraph 6.01, issued shares that have been or may be reacquired by the Company, either specifically for use under the 1986 Option Plan or otherwise, may be used for purposes of the 1986 Option Plan from time to time in place of shares reserved for the purpose of such Plan.

       6.03 To the extent that any options and stock appreciation rights granted under the 1986 Option Plan shall terminate, in whole or in part, without having been exercised, the number of shares subject to such options and stock appreciation rights may, except as provided in paragraphs 11.05 and 12.04, again be granted under the 1986 Option Plan and shall not again be charged against the maximum number authorized in paragraph 6.01.

       6.04 Any provision of the Program to the contrary notwithstanding, the aggregate Fair Market Value (determined as of the time the option is granted) of the shares with respect to which Incentive Stock Options held by any Employee are first exercisable during any calendar year under all plans of his employer corporation and its parent corporations (as defined in Section 424(e) of the Code) and Subsidiaries shall not exceed the maximum permitted amount under
Section 422 of the Code or any successor provision at the time in effect, and rulings and regulations of the United States Treasury Department thereunder.

       6.05 Subject to the provisions of paragraph 6.04 above, all the shares which may be issued or transferred in respect of options granted under the 1986 Option Plan may, but need not, be issued or transferred pursuant to Incentive Stock Options, as the Committee in its sole discretion may determine at the time of grant. Each provision of the 1986 Option Plan and of each Incentive Stock Option thereunder shall be construed so that such option shall be an Incentive Stock Option and any provision thereof which cannot be so construed shall be disregarded.

       6.06 NO PARTICIPANT MAY RECEIVE GRANTS OF OPTIONS, STOCK APPRECIATION RIGHTS OR ANY COMBINATION THEREOF UNDER THE 1986 OPTION PLAN WITH RESPECT TO MORE THAN 750,000 SHARES OF COMMON STOCK OVER ANY THREE-YEAR PERIOD, SUBJECT TO THE PROVISIONS OF PARAGRAPH 5. OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED PRIOR TO THE COMPANY'S 1997 ANNUAL MEETING OF SHAREHOLDERS WILL NOT BE CHARGED AGAINST THE MAXIMUM NUMBER AUTHORIZED IN THIS PARAGRAPH 6.06.

       FOR THE PURPOSE OF THE MAXIMUM NUMBER AUTHORIZED IN THIS PARAGRAPH 6.06, OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED IN CONNECTION THEREWITH (AS PROVIDED IN PARAGRAPH 11.02) WILL BE DEEMED TO HAVE BEEN GRANTED WITH RESPECT TO THE SAME SHARES. HOWEVER, STOCK APPRECIATION RIGHTS GRANTED IN ADDITION TO OR INDEPENDENT OF ANY OPTIONS WILL BE DEEMED TO CONSTITUTE SEPARATE GRANTS AND WILL BE CHARGED AGAINST THE MAXIMUM NUMBER AUTHORIZED IN THIS PARAGRAPH 6.06.

7.     OPTION PRICE

       The purchase price under each option granted under the 1986 Option Plan shall be 100% of the Fair Market Value per share of the Common Stock on the date of the granting of the option.

8.     DATE OF GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS

       An option and a stock appreciation right shall be deemed to have been granted under the 1986 Option Plan on the date on which the Committee shall have selected a Participant, determined the number of shares to be optioned to him or to be made subject to stock appreciation rights, specified the terms and provisions of the option or stock appreciation rights grant and directed such option or stock appreciation rights grant to be delivered to the Participant in person or mailed to him at his address as it appears on the books and records of the Company.

 9.    DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS

       Each option and stock appreciation right granted under the 1986 Option Plan shall continue in effect for such period as the Committee may prescribe which shall be no more than ten (10) years and thirty-one (31) days from the date of the granting of the option or stock appreciation right, a period which may in each case be reduced as hereinafter provided in the event of termination of employment.

10.    EXERCISE OF OPTIONS

       10.01 Each Participant to whom an option is granted under the 1986 Option Plan shall, as consideration therefor, remain in the continuous employ of the Company or a Subsidiary for such period of time as may be determined by the Committee, which shall be no less than an aggregate of 12 months immediately following the date upon which the option shall have been granted, before such option shall be exercisable in whole or in part; provided, however, that the Committee may provide as a term of an option agreement or otherwise that if the Committee should make an express determination during the term of the option that a special or extraordinary situation exists, such twelve (12) month period shall be reduced to such shorter period as shall be specified by the Committee. The Committee may direct that an option may become exercisable in installments, which need not be annual installments, over a period of not more than ten (10) years and thirty-one (31) days. Subject to the first sentence (including the proviso) of this paragraph 10.01, at any time prior to the expiration of an option which is exercisable in installments, the Committee may, in its discretion, accelerate exercisability of the option. If and when an installment shall become exercisable, it may be exercised at any time thereafter in whole or in part until the expiration or termination of the option. Unless otherwise provided in the option agreement, an option granted under the 1986 Option Plan shall be exercisable, prior to the expiration of such option, in whole at any time or in part from time to time.

       10.02 Shares may be purchased pursuant to an option granted under the 1986 Option Plan only upon receipt by the Company of notice in writing from the Participant of his intention to purchase, specifying the number of shares as to which he desires to exercise his option. Upon or following such exercise, but no later than the time certificates for or other evidences of the purchased shares are delivered, the Participant shall pay the Company therefor the full purchase price of the shares purchased, and certificates or other evidences therefor shall be delivered promptly by the Company. The Committee may provide, in an option agreement or otherwise, that if the option is exercised when there is no outstanding exercisable stock appreciation right granted in connection with such option, and the related purchased shares are sold within five business days from the date of exercise, the Company will pay for any brokerage and other selling costs and fees and will pay the federal income tax incurred by the holder of such option as the result of the payment by the Company of such costs and fees and such tax. The Participant shall pay such purchase price in current funds or, if and to the extent specifically authorized by the option agreement or otherwise, and subject to such terms and conditions as the Committee may impose, in whole shares of Common Stock or in a combination of such funds and such shares, provided that the sum of such funds and the Fair Market Value of such shares on the date of such exercise shall be not less than the full purchase price. If and to the extent specifically authorized by the Committee with respect to an option, and subject to such terms and conditions as the Committee may impose, shares purchased upon exercise of the option by payment of shares of Common Stock may be delivered in payment of a further exercise of such option or of the exercise of another option. No Participant nor his legal representative, legatees or distributees, as the case may be, will be or will be deemed to be, a holder of any shares pursuant to the exercise of the option until the date of the issuance of a stock certificate or other evidence of ownership of shares to him or them for such shares but, notwithstanding the foregoing, an option shall also be deemed properly exercised if and when exercised in such other manner as may be approved by the Committee.

11.    STOCK APPRECIATION RIGHTS

       11.01 (a) Stock appreciation rights may be granted in connection with, or in addition to, any option granted under the 1986 Option Plan or any outstanding option granted under the Amended 1976 Option Plan, or may be granted independent of any option. Nothing shall preclude the grant on the same day of an option (with or without related stock appreciation rights) and stock appreciation rights independent of the option.

             (b) Stock appreciation rights granted in connection with, or in addition to, an option may be granted either at the time of the grant of the option or any time thereafter during the term of the option.

       11.02 Stock appreciation rights granted in connection with an option shall entitle the holder of the related option, upon exercise, in whole or in part, of the stock appreciation rights, to surrender the option, or any portion thereof, to the extent unexercised, and to receive a number of shares of Common Stock determined pursuant to subparagraph 11.03(c). Such option shall, to the extent so surrendered, thereupon cease to be exercisable.

       11.03 Stock appreciation rights shall be subject to such terms and conditions not inconsistent with the 1986 Option Plan as shall from time to time be approved by the Committee and to the following terms and conditions:

             (a) Stock appreciation rights granted in connection with, or in addition to, an option shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable.

             (b) Stock appreciation rights shall not be exercisable, in whole or in part, unless and until the holder of the stock appreciation rights shall have remained in the continuous employ of the Company or a Subsidiary for such period of time as may be determined by the Committee, which shall be no less than an aggregate of 12 months immediately following the date upon which the stock appreciation rights shall have been granted; provided, however, that the Committee may provide as a term of the stock appreciation rights or otherwise that if the Committee should make an express determination during the term of the stock appreciation rights that a special or extraordinary situation exists, such twelve (12) month period shall be reduced to such shorter period as shall be specified by the Committee. The Committee may direct that a stock appreciation right may be exercisable in installments, which need not be annual installments, over a period of not more than ten (10) years and thirty-one (31) days. Subject to the first sentence (including the proviso) of this paragraph 11.03(b), at any time prior to the expiration of a stock appreciation right which is exercisable in installments, the Committee may, in its discretion, accelerate exercisability of the stock appreciation right. If and when an installment shall become exercisable, it may be exercised at any time thereafter in whole or in part until the expiration or termination of the stock appreciation right. Unless otherwise provided in the stock appreciation right agreement, a stock appreciation right granted under the 1986 Option Plan shall be exercisable, prior to the expiration of such stock appreciation right, in whole at any time or in part from time to time.

             (c) Upon exercise of stock appreciation rights, the holder thereof shall be entitled to receive a number of shares of Common Stock equal in aggregate Fair Market Value to the amount by which the Fair Market Value per share of one share of the Common Stock on the date of such exercise shall exceed
(i) in the case of stock appreciation rights granted in connection with an option or in addition to an option, the option price per share of the related option or (ii) in the case of stock appreciation rights unrelated to an option, its SAR Grant Value, in each case multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised.

       11.04 All or any part of the obligation arising out of an exercise of stock appreciation rights, whether such rights are granted in connection with an option granted under the 1986 Option Plan, the Amended 1976 Option Plan, or under the 1976 Incentive Stock Option Plan of the Company prior to its amendment, may at the election of the holder of such rights be settled by the payment of cash equal to the aggregate Fair Market Value of the shares that would otherwise have been delivered under the provisions of subparagraph 11.03(c); provided, however, that any provision of this Section B to the contrary notwithstanding, in the case of an exercise of stock appreciation rights by a Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended and in effect at the time, the Committee shall have sole discretion to determine, in each case or by rules of general application or otherwise, whether such exercise shall be settled in the form of shares of Common Stock, or cash, or cash and shares of such Common Stock.

       11.05 (a) To the extent that stock appreciation rights granted in connection with an option shall be exercised and whether the obligation upon such exercise shall be discharged by the delivery of shares or the payment of cash, the option in connection with which such stock appreciation rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum share limitation set forth in the plan under which such option shall have been granted.

             (b) To the extent that stock appreciation rights granted in addition to, or independent of, an option shall be exercised and whether the obligation upon such exercise shall be discharged by the delivery of shares or the payment of cash, the number of shares in respect of which the stock appreciation rights shall have been exercised shall be charged against the maximum share limitation set forth in the plan under which the related option, or the independent stock appreciation rights, as the case may be, shall have been granted.

12.    TERMINATION OF EMPLOYMENT, RETIREMENT OR DEATH

       12.01 In the event the employment of a Participant by the Company and its Subsidiaries shall terminate for any reason other than disability, death, termination by the Company (other than for wrongful conduct or similar cause) or retirement on or after normal retirement date (which term, for purposes of the 1986 Option Plan, means the normal retirement date under any pension plan or agreement of the Company applicable to the Participant or such other date as may be approved by the Committee), his option, and all rights to purchase shares pursuant thereto, and his stock appreciation rights unrelated to an option, shall forthwith terminate unless, prior to or simultaneously with the termination, the Committee shall authorize the Participant to exercise such option or such stock appreciation rights, or both, as the case may be, at any time prior to the earlier of (a) the expiration date of the option, or such stock appreciation rights, or both, as the case may be, or (b) the expiration of such other period after the date of such termination as shall be specified by the Committee, but only if, and to the extent that, the Participant was entitled to exercise it at the date of such termination. In the event a Subsidiary ceases to be a Subsidiary, the employment of a Participant shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary unless the Participant shall then be employed by the Company or another Subsidiary.

       12.02 In the event the employment of a Participant by the Company and its Subsidiaries shall terminate because of death, disability, termination by the Company (other than for wrongful conduct or similar cause) or retirement on or after normal retirement date, the option and his stock appreciation rights unrelated to an option may be exercised by the Participant or the person or persons to whom his rights under the option shall have passed by will or the laws of descent and distribution (including his estate during the period of administration), but only if and to the extent that the Participant was entitled to exercise the option or such stock appreciation rights, or both, as the case may be, at the date of such termination, at any time prior to the earlier of (a) the expiration date of the option or such stock appreciation rights, or both, as the case may be, or (b) the expiration of such other period after the date of such termination as may be specified in the agreement relating to such Participant's option or stock appreciation rights unrelated to an option.

       12.03 In the event of the death of a Participant during any period following termination of employment within which his option and stock appreciation rights unrelated to an option were exercisable in accordance with paragraph 12.01 or 12.02 (the "Post-Employment Exercise Period"), such option and stock appreciation rights may be exercised by the person or persons to whom his rights under the option shall have passed by will or the laws of descent and distribution (including his estate during the period of administration), to the extent exercisable by the Participant at the date of his death, at any time within the longer of (a) the balance, if any, of the Post-Employment Exercise Period, and (b) nine (9) months after death; but in no event later than the expiration date of the option or his stock appreciation right unrelated to an option.

       12.04 Following the death or disability of a Participant, the Company may, at its election, but need not, upon the request of the holder or holders of an option (a) at any time prior to exercise of the option, purchase the option at a price equal in aggregate Fair Market Value to the amount by which the Fair Market Value per share of one share of Common Stock, on the date of such request, shall exceed the option price per share of the related option, multiplied by the number of shares as to which the option was then subject to exercise, or (b) within 30 days following exercise of the option, purchase the shares acquired upon such exercise at the aggregate Fair Market Value of such shares on the date of the exercise. The number of shares subject to options purchased by the Company pursuant to the next preceding sentence shall be charged against the maximum number set forth in paragraph 6.01.

       12.05 To the extent that the option of any Participant whose employment is terminated shall not have been exercised and any stock appreciation rights shall not have been exercised within the periods above provided, such option, and all rights to purchase shares pursuant thereto, and such stock appreciation rights, shall forthwith terminate.

13.    CHANGE IN OPTION OR STOCK APPRECIATION RIGHTS TERMS

       The Committee may, with the consent of the holder of an option or stock appreciation right, consistent with the other provisions of the Program, modify or change the terms of the option or stock appreciation right agreement; provided, however, that, except as authorized by paragraph 5, no such modification shall reduce the option price or SAR Grant Value.

14.    EFFECTIVE DATE AND TERM OF 1986 STOCK OPTION PLAN

       The 1986 Option Plan will become effective upon the Effective Date of the Program. No option shall be granted under the 1986 Option Plan after June 1, 2001.

C.     1986 CONTINGENT COMPENSATION PLAN

15.    CONTINGENT COMPENSATION ACCOUNT

       For the purpose of the 1986 Contingent Compensation Plan, the Company shall maintain an account designated the Contingent Compensation Account which shall consist of the sum of:

       (a) the amount, as of the Effective Date of the Program, in the account designated as the contingent compensation account in the 1978 Contingent Compensation Plan less any awards of contingent compensation made under that Plan for the calendar year ended December 31, 1985 and not theretofore properly charged to such account; and

       (b) such amounts, if any, for each Compensation Year as the Committee may direct to be credited to the Contingent Compensation Account, but not more than the excess, if any, of the Maximum Contingent Compensation for such Compensation Year over the total of all contingent compensation awards for such Compensation Year;

less the amount of all awards of contingent compensation made under this 1986 Contingent Compensation Plan after the Effective Date of the Program that are charged against the Contingent Compensation Account pursuant to paragraph 17.01.

16.    CONTINGENT COMPENSATION GROUP

       The Committee shall, in accordance with the provisions of paragraph 4.04, select the officers and other key Employees of the Company and its Subsidiaries who shall constitute the Contingent Compensation Group for each Compensation Year.

17.    CONTINGENT COMPENSATION AWARDS

       17.01 (a) The Committee may make contingent compensation awards for each Compensation Year to any or all members of the Contingent Compensation Group for such Compensation Year in such amounts as may be determined by the Committee, but awards for any Compensation Year, together with awards in respect of which commitments may be made under paragraph 17.04, shall when made not exceed in the aggregate the sum of

                 (i) the lesser of the amounts resulting from the calculation provided in the following subclauses (A) and (B):

                     (A) Ten percent (10%) of Net Operating Income after deducting eight percent (8%) of Net Capital, but not to exceed the amount paid as dividends on the Common Stock during such year, and

                     (B) The following percentages of Net Operating Income after deducting five percent (5%) of Net Capital:

                     2% of the first ............................    $ 3,000,000
                     2 1/2% of the next .........................     12,000,000
                     3% of the next .............................      5,000,000
                     3 1/2% of the next .........................      5,000,000
                     4% of the excess over ......................     25,000,000

             and (ii) the amount then available in the Contingent Compensation Account.

To the extent that awards of contingent compensation for any Compensation Year shall exceed the amount determined in clause (i) of this subparagraph 17.01(a), the excess shall be charged against the Contingent Compensation Account.

             (b) In the determination of Net Operating Income for the purpose of subparagraph 17.01(a) for any Compensation Year, there shall be eliminated material items of profit or loss, and expenses incidental thereto, resulting from the disposition of assets other than current assets, timber or patent rights, and all other charges or credits which, by reason of size, character or other factors are non-recurring, extraordinary or unusual in nature, unless the Committee, after reviewing the circumstances incident to any such item of profit or loss, charge or credit, shall in its discretion consider that such elimination is improper or inequitable under the circumstances; provided, however, that the Maximum Contingent Compensation for such Compensation Year shall in no event exceed ten percent (10%) of the Net Operating Income, as defined in paragraph 2 (without such adjustment), after deducting eight percent (8%) of Net Capital.

       17.02 The Committee may, as consideration under an employment agreement or under other special circumstances, make interim awards or authorize awards during any Compensation Year not to exceed in the aggregate one-half of such amount as the Chief Executive Officer of the Company shall estimate will be available pursuant to subparagraph 17.01(a) at the end of such Compensation Year and, as consideration under an employment agreement or otherwise, may authorize the transfer of a prescribed number of shares of Common Stock to be issued subject to restrictions, as hereinafter provided, in payment of an award or otherwise.

       17.03 If the employment of an Employee eligible to be a member of the Contingent Compensation Group shall have terminated during a Compensation Year for any reason, including, but without limitation, termination by the Company without cause, he, or, in the event of his death, his surviving spouse, legal representatives, or such other person or persons as the Committee may in its discretion select, may (but need not) be granted such award, if any, and on such basis, as the Committee may in its discretion determine.

       17.04 The Committee may at any time or from time to time make commitments to members of the Contingent Compensation Group for payment of awards contingent upon the attainment of prescribed performance goals over a period of two or more Compensation Years; provided, however, that if during the period that such awards are being earned, the Committee should make an express determination that a special or extraordinary situation exists, the Committee may, in its discretion, make interim awards based upon the degree of attainment of the prescribed performance goals. For this purpose, the Committee may make such estimates, based upon information then available to it, as the Committee may deem appropriate. The Committee may direct appropriate provision through the Contingent Compensation Account for such awards in whole or in part either at the time that commitments for such awards are made or during the period or any part of the period that such awards are being earned. An award for a Compensation Year and a commitment for an award for a period which includes such Compensation Year may be made to the same member of the Contingent Compensation Group for such Compensation Year.

18.    FORM AND TIME OF PAYMENT OF AWARDS

       18.01 Upon determination of contingent compensation awards for a Compensation Year, the Committee shall determine the method and terms of payment of such awards, including such provisions, if any, as the Committee may deem appropriate, as to deferred payment of such awards or any portion thereof, and earning out of any deferred installments by continued service, non-competition or otherwise.

       18.02 (a) Contingent compensation awards for any Compensation Year or Years shall be paid in cash, in shares of Common Stock, partly in cash and partly in such shares of Common Stock or partly or all in such other manner as the Committee shall in its discretion determine; provided, however, that, subject to paragraph 18.06, no such transfer of shares under the 1986 Contingent Compensation Plan shall result in the total number of shares of Common Stock transferred under such Plan exceeding in the aggregate 3% of the number of shares of Common Stock issued and outstanding immediately prior to such transfer.

             (b) Transfers of shares of Common Stock may be made subject to such restrictions as to transferability and to such requirements as to resale to the Company in the event of failure to earn out shares on termination of employment, or otherwise, as the Committee may prescribe.

             (c) The Committee may in its discretion direct that a Participant be contingently credited with a number of shares of Common Stock in payment of an award, although such shares of Common Stock are not then transferred to such Participant, and may provide that the equivalent of any dividends paid on such number of shares of Common Stock and on any additional contingently credited shares pursuant to clause (ii) hereof be (i) paid to the Participant either at the time dividends are declared and paid upon outstanding shares of Common Stock or at some other time or times or (ii) contingently credited in the form of additional shares of Common Stock and transferred at some later time or times. Shares of Common Stock equivalent to the shares so contingently credited may be transferred to such Participant at such time or times as the Committee may prescribe.

             (d) When awards are to be deferred in cash, the Committee may provide that the Participant shall be credited with amounts equal to (i) interest paid on a specified money market account or accounts or a specified money fund or funds, (ii) interest at a rate or rates (which may change from time to time) determined by the Committee to approximate either (A) the average of the published prime rates of Chemical Bank and Morgan Guaranty Trust Company of New York, or (B) the average cost of borrowed money to the Company, or (iii) increases resulting from equity appreciation, dividends or other causes in a specified equity fund or funds (and shall be charged with decreases resulting from equity depreciation or other causes in such fund or funds); provided, however, that the Committee may provide, in the alternative, that the Participant shall be credited with amounts calculated on the basis of an alternative form of investment that the Committee determines should result in substantially equivalent (or lower) economic cost to the Company as would clause
(i) above if, in each case, the Company had invested funds equal to the deferred amount in the particular account, fund or alternative form of investment.

       18.03 Subject to such rules and regulations of general application as may be adopted by the Committee, which rules and regulations may provide for elections or statements of preference by members of the Contingent Compensation Group in respect of a Compensation Year, the Committee shall have discretion, with respect to any class or classes of Employees, to defer, in whole or in part, payment of awards. A contingent compensation award so deferred under the 1986 Contingent Compensation Plan shall become payable to the Participant or his Beneficiary in such manner, at such time or times (which may be either before or after retirement or other termination of employment), and subject to such conditions, as the Committee in its sole discretion shall determine, or the Committee may in its discretion provide for funding of amounts so deferred in such manner as the Committee may determine, such as, but without limitation, through a trust or trusts subject to repayment to the Company if conditions to such deferred payments have not been met, or otherwise. In the event that the Company's obligation to pay a deferred award for a Compensation Year shall terminate or be reduced as the result of the failure to comply with a condition attached thereto or amounts or property paid to a trust or trusts pursuant to the immediately preceding sentence shall be retransferred to the Company, the corresponding decrease in the Company's obligation shall not increase Maximum Contingent Compensation for any such Compensation Year or be credited to the Contingent Compensation Account.

       18.04 Shares of Common Stock to be used in payment of awards may be authorized but unissued shares or treasury shares or shares acquired for use under the 1986 Contingent Compensation Plan. The Company may purchase shares of Common Stock from time to time for purposes of the 1986 Contingent Compensation Plan. Any and all shares purchased by the Company, unless and until transferred pursuant to the 1986 Contingent Compensation Plan, shall be treasury shares of the Company available for any corporate purpose, and no Employee, Participant, Beneficiary or other person shall have any interest in any such shares.

       18.05 (a) Shares of Common Stock transferred under the 1986 Contingent Compensation Plan shall, for purposes thereof, be valued at the Fair Market Value of such shares (without regard to any restrictions as to transferability or requirements as to resale) at the date such shares are transferred or at the date the agreement for the transfer of such shares is made, as the Committee shall determine.

             (b) The Contingent Compensation Account shall be charged with the value, determined pursuant to subparagraph 18.05(a), of all shares transferred under the 1986 Contingent Compensation Plan, at such time or times as the Committee may direct in accordance with good accounting practice but in no event after the later of the date that shares of Common Stock shall be transferred under the 1986 Contingent Compensation Plan or the date upon which such shares are released from all restrictions as to transferability and requirements as to resale, if any.

             (c) If shares of Common Stock transferred under the 1986 Contingent Compensation Plan are transferred subject to restrictions as to transferability or requirements as to resale, such shares shall be transferred, subject to subparagraph 18.05(b), on the basis of the Fair Market Value of such shares as affected by such restrictions or requirements, and the effect on Fair Market Value of such restrictions and requirements may be determined by any reasonable method, including independent appraisal, that the Committee deems appropriate.

             (d) Payment of dividends, dividend equivalents, interest or interest equivalents in respect of awards under the 1986 Contingent Compensation Plan, or of equivalents to increases in market value in respect of shares contingently credited under the 1986 Contingent Compensation Plan, and increases or decreases in market value of shares transferred under the 1986 Contingent Compensation Plan, shall not be deemed to reduce or increase Maximum Contingent Compensation for any Compensation Year or the Contingent Compensation Account.

       18.06 In the event that any shares transferred under the 1986 Contingent Compensation Plan are reacquired by the Company as a result of failure of the Participant to comply with restrictions as to transferability or as the result of requirements as to resale imposed with respect to such shares, such shares may again be transferred under the 1986 Contingent Compensation Plan and shall not again be counted against the 3% limit referred to in subparagraph 18.02(a).

19. EFFECTIVE DATE OF THE 1986 CONTINGENT COMPENSATION PLAN AND REPLACEMENT OF PRIOR PLAN

       The 1986 Contingent Compensation Plan shall become effective upon the Effective Date of the Program and shall thereupon supersede and replace the 1978 Contingent Compensation Plan in respect of awards of contingent compensation for Compensation Years commencing with the Compensation Year 1986.


D.     GENERAL PROVISIONS

20.    CERTAIN PROVISIONS RELATING TO PARTICIPATION

       20.01 (a) No member of the Contingent Compensation Group, no Participant, no Beneficiary, no person claiming under or through any of them, nor any other person shall have any right or interest, whether vested or otherwise, in the Program or its continuance, or in or to any assets of the Company or the payment of any award under the Program, whether such award be vested, contingent or otherwise, unless and until all the terms, conditions and provisions of the Program that relate to such award and its payment shall have been fully complied with as specifically provided in the Program and the rules and regulations of the Committee thereunder. No rights under the Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature (except as may be specifically provided in the Program or in any agreement with respect to any shares that may be transferred under the Program and except for a designation of Beneficiary by a Participant under such rules and regulations as the Committee may establish).

             (b) Without limiting the generality of subparagraph 20.01(a), no option granted under the 1986 Option Plan shall be transferable by the Participant otherwise than by will or the laws of descent and distribution; and an option granted under the 1986 Option Plan may be exercised, during the lifetime of a Participant, only by him.

       20.02 Nothing in the Program or in any option granted or contingent compensation award made, nor any booklet or other document describing or referring to the Program, shall confer any right upon any Participant to continue in the employ of the Company or any Subsidiary or in any way limit the right of the Company or any Subsidiary to terminate the employment of any Participant at any time, or to change the terms of such employment.

       20.03 By accepting any benefits under the Program, each Participant, each member of the Contingent Compensation Group, each Beneficiary and each person claiming under or through him, shall be conclusively bound by any action or decision taken or made or to be taken or made under the Program by the Company, the Board of Directors or the Committee.

21.    OTHER COMPENSATION OR BENEFIT ARRANGEMENTS

       21.01 The Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of, any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees generally, or to any class or group of employees, such as and without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, group insurance or health care plans. Any such arrangements may be authorized by the Board of Directors and payment thereunder made independently of this Program.

       21.02 Any division, Subsidiary or affiliate of the Company may have a separate compensation plan, program or arrangement for any one or more of the employees of such division, Subsidiary or affiliate, provided, however, that if an employee is a participant in both such a separate compensation plan and the 1986 Contingent Compensation Plan, the amount of any award made to him for a Compensation Year or any portion thereof under such separate compensation plan shall be taken into account in determining the amount available for awards under the 1986 Contingent Compensation Plan for such Compensation Year. A compensation provision under any such separate compensation plan shall not be included in or be considered a part of this Program nor shall an award made under any such separate compensation plan be taken into account in determining the amount available for awards under the 1986 Contingent Compensation Plan for any Compensation Year except as set forth in the proviso in the next preceding sentence. The income from any division, Subsidiary or affiliate of the Company which may have heretofore adopted or may hereafter adopt any such separate compensation plan shall not be excluded from the computation of the Net Operating Income of the Company.

22.    OTHER GENERAL PROVISIONS

       22.01 The Board of Directors and the Committee may rely upon any information supplied to them by any officer of the Company or by the Company's independent public accountants and may rely upon the advice of such accountants, of counsel and of independent appraisers, and shall be fully protected in relying upon any such information and advice.

       22.02 No member of the Board of Directors or of the Committee shall be liable for any act or failure to act of any other member of the Board or Committee, as the case may be, or of any officer, agent or employee.

       22.03 The fact that a member of the Board of Directors shall at the time be, or shall theretofore have been or thereafter may be, a Participant or person who has received or is eligible to receive a contingent compensation award, a stock option or stock appreciation right, shall not disqualify him from taking part in and voting at any time as a director in favor of or against any resolution or recommendation of general application relating to the Program.

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       22.04 The validity, construction, interpretation and administration of the Program and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Program, or any payment or award made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the State of New York, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

       22.05 Headings are given to the sections of the Program solely as a convenience to facilitate reference; headings and numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Program or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

23.    AMENDMENT OR TERMINATION

       23.01 The Program, subject to the provisions of paragraphs 23.02 and 23.03, may be amended or terminated at any time by the voting shareholders of the Company or by the Board of Directors but only if such action by the Board of Directors is in accordance with the recommendation of the Committee. The Board of Directors, subject to the provisions of paragraphs 23.02 and 23.03, may, in accordance with the recommendation of the Committee and without further action on the part of the shareholders of the Company or the consent of Participants, amend the Program to permit or facilitate qualification of options theretofore or thereafter granted under the Program as incentive stock options within the meaning of Section 422 of the Code or any successor provision at the time in effect.

       23.02 The provisions of the Program may be amended only by the holders of a majority of the voting power of the shares of stock of the Company entitled to vote thereon:

             (a) so as to increase the maximum number of shares which may be purchased upon exercise of options granted under the Program or which may be transferred on exercise of stock appreciation rights, so as to decrease the option price provided in paragraph 7, or so as to change the definition of SAR Grant Value, in each case except as authorized by paragraph 5;

             (b) so as to extend the period during which options may be granted under the Program or the period during which options so granted may be exercised;

             (c) so as to increase Maximum Contingent Compensation for any Compensation Year above that authorized by the provisions of subclause (A) of subparagraph 17.01(a)(i) or to change the proviso at the end of subparagraph 17.01(b); provided, however, that the Board of Directors may amend the formula contained in subclause (B) of subparagraph 17.01(a)(i) but no such amendment may be made except in accordance with the recommendation of the Committee;

             (d) so as to change the provisions of paragraph 4.01 or the last sentence of paragraph 4.04 relating to the Committee and its authority;

             (e) so as to increase the number of shares authorized by subparagraph 18.02(a), limiting the number of shares of Common Stock that may be transferred under the 1986 Contingent Compensation Plan;

             (f) so as materially to increase the benefits accruing to Participants under the Program or materially to modify the requirements as to the eligibility for Participants in the Program; or

             (g) so as to change the provisions of this paragraph 23.

       23.03 No amendment or termination of the Program by either the shareholders or the Board of Directors shall, without the consent of the Participant, affect any stock option or stock appreciation rights theretofore granted or any contingent compensation award theretofore made.

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24.    COMPLIANCE WITH RULE 16b-3

       The Program is intended to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor provision at the time in effect), and shall be construed and administered in all respects so as at all times to continue to meet the requirements of such Rule.

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